EXHIBIT T3C

FOUNTAIN VIEW, INC.

SENIOR SUBORDINATED SECURED INCREASING RATE NOTES DUE 2008

INDENTURE

Dated as of             , 2003

U.S. Bank National Association

Trustee

i

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF SUBSIDIARY GUARANTEE

Exhibit C	FORM OF SUPPLEMENTAL INDENTURE

Exhibit D	FORM OF INTERCREDITOR AGREEMENT

Exhibit E	FORM OF SECURITY AGREEMENT

SCHEDULES

Schedule I	EXISTING AFFILIATE TRANSACTIONS

Schedule II	GUARANTORS

Schedule III	MEZZANINE LOAN BORROWERS

Schedule IV	PERMITTED JOINT VENTURES

Schedule V	EXISTING LIENS

Schedule VI	REVOLVING CREDIT FACILITY BORROWERS

Schedule VII	SENIOR MORTGAGE LOAN BORROWERS

INDENTURE dated as of             , 2003 among Fountain View, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below) and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

A. The Company and certain of its subsidiaries filed for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the “Bankruptcy Court”); and

B. By order, dated July 10, 2003, the Bankruptcy Court has confirmed the Company’s plan of reorganization (the “Plan”) in accordance with Section 1129 of the Bankruptcy Code and such Plan has become effective as of             , 2003; and

C. As part of the Plan, the Company has agreed, inter alia, to issue $              million principal amount of Senior Secured Increasing Rate Notes (the “Notes”) to holders of the Company’s outstanding 11¼% Senior Subordinated Notes due 2008 (the “Old Notes”) in exchange for all of the Company’s outstanding Old Notes and obligations thereunder.

All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the issuance of the Notes to the Holders (as defined herein), it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Net Assets” of a Guarantor at any date means the amount by which the fair value of the assets and property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under any Subsidiary Guarantee, of such Guarantor at such date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 or Section 5.01, as applicable, and not by Section 4.11 hereof and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Investment that is permitted by Section 4.08 hereof, (iv) transfers of Cash Equivalents and (v) an exchange of facilities by the Company or a Restricted Subsidiary to the extent that such facilities are exchanged for one or more nursing centers, long-term care facilities, assisted living facilities, outpatient clinics or any other facilities or businesses that are used or useful in the provision of healthcare related services, in each case the aggregate fair market value of which is equal to or greater than the fair market value of the facilities so exchanged, as determined in good faith by the Board of Directors.

“Asset Sale Proceeds” means, for any Fiscal Year of the Company, the aggregate amount of all net cash proceeds (i.e., cash or Cash Equivalent proceeds net of all amounts paid or payable in connection with such sale or other disposition of assets (including, without limitation, indebtedness paid and federal and state income taxes paid or payable in connection therewith)) realized by the Company and its Subsidiaries during such Fiscal Year in connection with any sale or other disposition of any asset (other than the sales of inventory in the ordinary course of business and other than the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or of the Company and its Restricted Subsidiaries taken as a whole (which shall be governed by Section 4.15 or Section 5.01, as applicable)); provided that, for purposes of this definition, such net cash proceeds will not be deemed to be realized until the earlier to occur of (a) 360 days after the receipt by the Company and its Subsidiaries of such net cash proceeds and (b) that date the Company and its Subsidiaries apply such net cash proceeds to prepay indebtedness, to make Capital Expenditures or to make acquisitions.

“Attributable Debt” in respect of a sale and leaseback transaction or an operating lease in respect of a healthcare facility means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee of the property subject to such sale and leaseback transaction or operating lease in respect of a healthcare facility or net rental payments during the remaining term of the lease included in such transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“B Note” means that certain subordinate Promissory Note B, in the initial principal amount of $10,000,000 (which is part of the Senior Mortgage Loan), pursuant to that certain Mortgage Loan Agreement dated             , 2003 between              and the borrowers under the Senior Mortgage Loan, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such may be amended, modified, renewed, refunded, replaced (within two Business Days) or refinanced, but not increased (except for protective advances thereunder), from time to time, and all accrued and unpaid interest, costs and expenses thereon.

“Bank Midwest Amended and Restated Note” means the amended and restated promissory note in a maximum principal amount not to exceed $5,633,333 to be issued by the Woodlands Entities to Bank Midwest, N.A. pursuant to the Plan, the repayment of which is secured by the Bank Midwest Deed of Trust

“Bank Midwest Deed of Trust” means that certain Deed of Trust dated December 1, 1993 assigned to Bank Midwest, N.A. by instrument dated July 17, 2001 recorded in the real property records of Montgomery County, Texas and constituting a first priority lien against the real property associated with the long-term care facility known as the “Woodlands” located in such county and owned and operated by Subsidiaries of the Company.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Bergen Note” means the promissory note in a principal amount of $             to be issued by Summit Care Pharmacy to AmerisourceBergen Drug Corporation (or its designee) pursuant to the Plan, the repayment of which is secured by Liens contained in that certain security agreement dated March 29, 2001.

“Board of Directors” means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Calculation Date” has the meaning assigned to it in the definition of Fixed Charge Coverage Ratio.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, repairs, substitutions or additions thereto, that are required to be capitalized under GAAP.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Source” means CapitalSource Finance, LLC.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

“Change of Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Principals and their Related Parties, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Principals and their Related Parties, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as defined above), other than one or more Principals and their Related Parties, becomes the “beneficial owner” (as defined above), directly or indirectly, of more than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares) and the Principals and their Related Parties in the aggregate “beneficially own” (as defined above) less than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares), provided that for the purpose of such determination, the Principals and their Related Parties shall be deemed to own at least 35% of the Voting Stock of the Company for so long as such Persons have not sold or otherwise disposed of more than 5% of the shares of Voting Stock held by them as of the Effective Date) or, in the event the Company has consummated a Public Equity Offering, less than 20% of the Voting Stock of the Company (measured by voting power rather than number of shares) provided that for the purpose of such determination, the Principals and their Related Parties shall be deemed to own at least 20% of the Voting Stock of the Company for so long as such Persons have not sold or otherwise disposed of more than 5% of the shares of Voting Stock held by them as of the Effective Date), or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Claims Agent” shall have the meaning set forth in the Collateral Agency Agreement.

“Clearstream” means Clearstream Banking, société anonyme.

“Collateral” means the collective reference to all assets, whether now owned or hereafter acquired, upon which a Lien is created or granted from time to time pursuant to any Security Document.

“Collateral Agency Agreement” means that certain Collateral Agency Agreement dated                 , 2003 by and among the Company, the Subsidiaries of the Company party thereto, the Collateral Agent and the Claims Agent.

“Collateral Agent” means the Trustee, in its capacity as collateral agent under the Security Documents, until a successor collateral agent shall have become such pursuant to the Security Documents, and thereafter “Collateral Agent” shall mean such successor collateral agent.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Company” means Fountain View, Inc., a Delaware corporation, until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Company Order” means a written request or order signed in the name of the Company by two Officers of the Company and delivered to the Trustee.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) non-recurring financing, advisory and other expenses Incurred in connection with the Transactions, minus (vi) non-cash items increasing such Consolidated Net Income for such period (other than items accrued in the ordinary course of business), minus (vii) gains from purchases of Indebtedness at a discount, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a wholly Owned Restricted Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries, (vi) any gain or loss realized on the termination of any employee pension benefit plan shall be excluded, and (vii) the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted Subsidiary to Persons other than the Company and its other Restricted Subsidiaries.

“Consolidated Net Worth” means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) was elected to such Board of Directors pursuant to a designation made pursuant to the Stockholders Agreement.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend, shall not contain certain phrases specified in Exhibit A to be for Global Notes only and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Senior Debt” means any Senior Debt outstanding under the Exit Facility, together with any Indebtedness constituting Senior Debt incurred to renew, refinance, refund or replace (within two Business Days) (or successive renewals, refinancings or refundings), in whole or in part, the Senior Debt outstanding under the Exit Facility.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

“Effective Date” means the Effective Date as defined in the Plan.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Excess Cash Flow” means for any Fiscal Year of the Company, (a) the sum, without duplication, of (i) the net income or loss of the Company and its Subsidiaries for such fiscal year, calculated in accordance with GAAP, excluding, however, all gains and losses (together with any related provision for federal and state income taxes on such gains and losses) realized in connection with any sale or other disposition by the Company or any of its Subsidiaries of any asset (other than the sales of inventory in the ordinary course of business); (ii) the aggregate amount of all interest expense of the Company and its Subsidiaries during such Fiscal Year, calculated in accordance with GAAP, whether paid or accrued; (iii) the aggregate amount of all federal and state income taxes incurred by the Company and its Subsidiaries during such Fiscal Year, calculated in accordance with GAAP, whether paid or accrued; (iv) the aggregate amount of all depreciation expense and amortization expense of the Company and its Subsidiaries during such Fiscal Year, calculated in accordance with GAAP; (v) the aggregate amount of all non-cash extraordinary losses (together with any related provision for federal and state income taxes on such extraordinary losses) of the Company and its Subsidiaries during such Fiscal Year, calculated in accordance with GAAP; (vi) the Asset Sales Proceeds for such Fiscal Year; and (vii) an amount equal to any decrease in Working Capital during such Fiscal Year; minus (b) the sum, without duplication, of (i) the aggregate amount of all non-cash extraordinary gains (together with any related provision for federal and state income taxes on such extraordinary gains) of the Company and its Subsidiaries during such Fiscal Year, calculated in accordance with GAAP; (ii) the Maintenance Capital Expenditures for such Fiscal Year; (iii) the aggregate amount of all non-financed acquisitions (other than the non-cash portion of any acquisitions) by the Company and its Subsidiaries during the Fiscal Year; (iv) the aggregate amount of all interest expense of the Company and its Subsidiaries paid or payable during such Fiscal Year; (v) the aggregate amount of all federal and state income taxes of the Company and its Subsidiaries paid or payable during such Fiscal Year; (vi) an amount equal to any increase in the Working Capital during such Fiscal Year; (vii) the aggregate amount of all scheduled payments and mandatory prepayments of principal actually made or required to be made during such Fiscal Year with respect to the Senior Mortgage Loan, the Bank Midwest Amended and Restated Note, the Woodlands Place Note, the Union Bank Note, the Mezzanine Loan, the Revolving Credit Facility, the Bergen Note, the Class 10 Deferred Obligations and the Continuing Creditor Deferred Obligations (as such terms are defined in the Plan); and (viii) the aggregate amount of all voluntary prepayments of principal actually made with respect to the Mezzanine Loan and the Revolving Credit Facility (solely to the extent that such prepayment is accompanied by a reduction in the commitments) thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Affiliate Transactions” means any transaction between the Company and any of its Affiliates contemplated by the Plan or in the agreements listed on Schedule I.

“Existing Disqualified Stock” means the 15,000 shares of Series A Preferred Stock, par value $0.01 per share, of the Company to be issued pursuant to the Plan.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Exit Facility or the Senior Mortgage Loan) in existence on the date of this Indenture, until such amounts are repaid.

“Exit Facility” means the Revolving Credit Facility and the Mezzanine Loan.

“Fiscal Year” means the calendar year.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs (other than any costs incurred in connection with the Transactions) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), (iv) accrued Disqualified Stock dividends of such Person and all Restricted Subsidiaries of such Person, whether or not declared or paid, and (v) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries Incurs, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the referent Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Notes” means, individually and collectively, the Notes in the form of Exhibit A hereto issued in accordance with Section 2.01 and Section 2.06.

“Global Note Legend” means the legend set forth in Section 2.06, which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantors” means (i) each of the Restricted Subsidiaries of the Company listed on Schedule II hereto; and (ii) any other Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

“Healthcare Related Business” means a business, at least a majority of whose revenues result from pharmacy, healthcare, long-term care, physical therapy or assisted living related businesses or facilities.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency changes.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Restricted Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence”, “Incurred”, “Incurable” and “Incurring” shall have meanings correlative to the forgoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

“Indebtedness” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (including reimbursement obligations with respect thereto) (other than letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are fully cash collateralized using funds provided by the Exit Facility), (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements), (v) every Capital Lease Obligation of such Person, (vi) Hedging Obligations of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, Guarantor or otherwise. The “amount” or “principal amount” of Indebtedness at any time of determination as used herein will be (a) the maximum principal amount thereof in the case of any contingent Indebtedness, (b) the accreted value thereof, in the case of any Indebtedness issued at a price that is less than the principal amount at maturity thereof, and (c) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. In no event shall “Indebtedness” include any trade payable or accrued expenses arising in the ordinary course of business which are not more than 180 days past due or which are being contested in good faith and by appropriate proceedings.

“Indenture” means this Indenture, as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Intercreditor Agent” means CapitalSource Finance LLC, or any person whom it may designate, as provided in the Intercreditor Agreement.

“Intercreditor Agreement” means an Intercreditor Agreement between the Company and Capital Source as agent for itself and other lenders pursuant to the Revolving Credit Facility, [Capital Source as agent for itself and the other lenders under the Mezzanine Loan], and the Trustee as agent for Holders and for the General Claim Holders (as defined therein), in substantially the form attached hereto as Exhibit D.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity

Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.08 hereof.

“Junior Securities” means securities that are subordinated to the Senior Debt at least to the same extent as the Notes and are unsecured.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or the city in which the principal Corporate Trust Office of the Trustee is located are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Maintenance Capital Expenditures” means, for any Fiscal Year, the aggregate amount of all non-financed capital expenditures (other than capital expenditures that are made in connection with an acquisition) incurred or made by the Company and its Subsidiaries during such Fiscal Year; provided that, for purposes of this definition, the maximum amount of such capital expenditures deducted in any Fiscal Year (for any Fiscal Year, the “Maximum Amount”) shall not exceed (a) for Fiscal Year 2003, $7,000,000 and (b) for any Fiscal Year thereafter, $7,000,000 plus the Maximum Amount for the immediately preceding Fiscal Year minus the actual amount of Maintenance Capital Expenditures included in this definition pursuant to clause (a) in such immediately preceding Fiscal Year.

“Management Agreement” means                     .

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Mezzanine Loan” means a $23,000,000 aggregate principal amount term loan facility provided by                     , pursuant to that certain Mezzanine Loan Agreement dated             , 2003 between                      and the borrowers thereunder, listed on Schedule III, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such may be amended, modified, renewed, refunded, replaced (within two Business Days) or refinanced, but not increased, from time to time, and all accrued and unpaid interest costs and expenses thereunder.

“Mortgages” means the mortgages granted pursuant to the Security Documents on certain of the real property owned or leased by the Company or the Guarantors.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries (i) with respect to any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) any relocation expenses incurred as a result thereof, (c) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing), (d) any amounts required to be applied to the permanent repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and (e) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Sale will be treated for all purposes of this Indenture and the Notes as a new Asset Sale at the time of such reduction with Net Proceeds equal to the amount of such reduction; and (ii) with respect to the issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Disqualified Stock that has been converted into or exchanged for Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations, net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale, conversion or exchange and net of any consolidated interest expense attributable to any debt securities paid to the holders thereof prior to the conversion or exchange and net of taxes paid or payable as a result thereof.

“Non-Recourse Debt” means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, except, in each case, for any environmental indemnity and non-recourse carve-outs not broader than those provided for in the Senior Mortgage Loan.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 13.04 and 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 13.04 and 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depositary Trust Company, shall include Euroclear and Clearstream).

“Permitted Investments” means (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor; (d) any Investment by a Restricted Subsidiary that is not a Guarantor in any Restricted Subsidiary; (e) any Investment in a borrower under the Mezzanine Loan for the sole purpose of permitting such borrower to make payments on the Mezzanine Loan; (f) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11 hereof; (g) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (h) Hedging Obligations; (i) any Investment in the joint venture entities identified on Schedule IV hereto; (j) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding, not to exceed $2.5 million; (k) Guarantees issued in accordance with Section 4.10 of this Indenture; (l) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits; and (m) accounts receivable in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which the Company has determined that collection is not likely or as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the

Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or such Restricted Subsidiary).

“Permitted Liens” means (i) Liens on assets of the Company, any of its Restricted Subsidiaries or any of the Guarantors securing the Exit Facility, the Senior Mortgage Loan, the Woodlands Place Note or the Union Bank Note; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property or assets existing at the time of acquisition thereof or the acquisition of a Person owning such property or assets by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the acquired property and accessions and additions thereto and proceeds thereof; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bond or other obligations of a like nature Incurred in the ordinary course of business; (vi) Liens to secure Capital Lease Obligations and mortgage financing or purchase money obligations of the type (but without reference to any restrictions on amount) described in clause (viii) of Section 4.10 that are permitted to be Incurred pursuant to the terms of this Indenture covering only the assets acquired with such Indebtedness and proceeds thereof, provided, however, that (a) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such a Lien is created within 180 days of the construction, acquisition or improvement of such property and does not extend to or cover any other property other than such item of property and any improvements or accessions thereto and proceeds thereof and (c) the Incurrence of such Indebtedness is otherwise permitted by this Indenture; (vii) Liens existing on the date of this Indenture listed on Schedule V; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (x) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xi) Liens on the assets of the Woodlands Entities securing the Bank Midwest Amended and Restated Note; (xii) Liens on the assets of Summit Care Pharmacy securing the Bergen Note; (xiii) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (i), (iii), (iv), (vi), (vii), (xi) and (xii) so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured is not increased; (xiv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xv) Liens on assets or Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and (xvi) Liens on accounts of the Company’s Subsidiary organized under the laws of the Cayman Islands established for the purpose of obtaining insurance on behalf of the Company and its Subsidiaries to secure insurance or payment obligations to any third party insurer of the Company or any of its Subsidiaries.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses Incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is Incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Plan” has the meaning assigned to it in the preamble of this Indenture.

“Principals” means Heritage Partners Management Company, Inc., Heritage Fund II, L.P. and HF Partners II, L.P.

“Public Equity Offering” means a public offering of Common Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

“Regular Record Date” has the meaning set forth in Exhibit A attached hereto.

“Related Party” with respect to any Principal means (A) any controlling holder of Equity Interests, 80% (or more) owned Subsidiary, or spouse or ex-spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80%

or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A) or (C) any investment fund, whether a limited partnership, limited liability corporation or corporation, or other entity managed and controlled by Heritage Partners Management Company, Inc. or HF Partners, L.P.

“Representative” means the indenture trustee or other trustee, agent or representative for any Senior Debt.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, each Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means the revolving credit facilities in an outstanding aggregate principal amount not to exceed $37,000,000 evidenced by (i) the Revolving Credit and Security Agreement dated as of             , 2003, by and among the Guarantors, the Company, the Woodlands Entities and CapitalSource Finance LLC and (ii) the Revolving Credit and Security Agreement dated as of             , 2003, by and among the borrowers thereunder, listed on Schedule VI, and CapitalSource, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case of (i) and (ii) as such may be amended, modified, renewed, refunded, replaced (within two Business Days) or refinanced, but not increased, from time to time, and all accrued and unpaid interest costs and expenses thereunder.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, by and among the Company, the Guarantors and the Collateral Agent in substantially the form attached hereto as Exhibit E.

“Security Documents” means the Security Agreement, the Mortgages and any other document or agreement that secures the Notes or the Subsidiary Guarantees.

“Senior Debt” means any Indebtedness outstanding under the Exit Facility, the B Note and all Hedging Obligations with respect thereto; provided that such Indebtedness was not incurred in violation of this Indenture. Senior Debt shall not include any Indebtedness renewing, refinancing, replacing or refunding the Indebtedness outstanding under the Exit Facility and all Hedging Obligations with respect thereto to the extent, and only to the extent, that the Stated Maturity of any installments of principal and interest thereunder is after the Maturity of the Notes.

“Senior Mortgage Loan” means that certain loan issued under that certain Loan Agreement between Column Financial, Inc., a Delaware corporation and the borrowers thereunder, listed on Schedule VII hereto, in an outstanding aggregate principal amount not to exceed $95,000,000, including any related guarantees, collateral documents, instruments and agreements, as such may be amended, modified, renewed, refunded, replaced (within two Business Days) or refinanced, but not increased, from time to time, and all accrued and unpaid interest costs and expenses thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement, dated as of             , 2003, among the Company and certain of its stockholders, as in effect on the Effective Date, and as thereafter amended from time to time; provided for purposes of the definition of “Continuing Director” that no such amendment alters the provision relating to the designation and election of members of the Board of Directors.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by each Guarantor of the Company’s payment obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Summit Care Corporation” means Summit Care Corporation, a Restricted Subsidiary of the Company.

“Summit Care Pharmacy” means Summit Care Pharmacy, Inc., a Restricted Subsidiary of the Company.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Transactions” means the transactions contemplated by the Plan that are consummated on or before the Effective Date.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Union Bank Note” means that certain Amended and Restated Commercial Promissory Note dated April 1, 2001 issued by Summit Care Corporation to Union Bank of California, N.A. with an outstanding principal balance of $823,333.04 on the date of this Indenture and secured by certain real and personal property located in Burbank, California, pursuant to that certain Extension and Modification Agreement and Modification of Deed of Trust dated April 1, 2001, as such obligations shall be further modified and extended pursuant to the Extension and Modification Agreement.

“Unrestricted Subsidiary” means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not Guaranteed any Indebtedness of the Company or any of its Restricted Subsidiaries; and (v) has at least one director on its board of directors (or manager on its board of managers or equivalent governing body) or the general partner of which has a member on its board of directors (or manager on its board of managers or equivalent governing body) that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced by a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation compiled with the foregoing conditions and was permitted by Section 4.08 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under Section 4.10 hereof the Company shall be in default of such covenant).

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) at such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned” means, when used with respect to any Subsidiary or Restricted Subsidiary of a Person, a Subsidiary (or Restricted Subsidiary, as appropriate) of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors, qualifying shares) shall at the time be owned by such Person or by one or more wholly owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person and one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person.

“Woodlands Entities” means The Woodlands Resource Management, LP and The Woodlands Healthcare Center, LP.

“Woodlands Place Note” is that certain promissory note in the original principal amount of $1,887,866.62 [less the sum of all adequate protection payments received by the holder of the Class 2 Claim after June 6, 2003] and to be issued by the Woodlands Entities to Woodlands Place Nursing Center, L.P. pursuant to the Plan, the repayment of which is secured by a new deed of trust between Woodlands Place Nursing Center, L.P., or its successor and the Woodlands Entities that is on the same terms as the Bank Midwest Deed of Trust; provided however that such lien when properly perfected, will be junior to the lien of the Bank Midwest Deed of Trust and shall constitute a second priority lien against the property subject to the Bank Midwest Deed of Trust.

“Working Capital” means, as of the end of any Fiscal Year of the Company, (a) the sum, without duplication of (i) current assets (other than cash and Cash Equivalents) and (ii) cash and Cash Equivalents held in restricted accounts minus (b) the sum, without duplication, of (i) current liabilities (other than the current portion of long-term debt) and (ii) long-term liabilities related to accrued insurance, in each case as reflected on the consolidated balance sheet for such Fiscal Year for the Company and its Subsidiaries.

Section 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.12
“Asset Sale Offer”	4.11
“DTC”	2.03
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15

Term	Defined in Section
“Change of Control Purchase Price”	4.15
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Excess Cash Flow Payment”	3.08
“Excess Cash Flow Payment Amount”	3.08
“Excess Cash Flow Payment Date”	3.08
“Excess Proceeds”	4.11
“Legal Defeasance”	8.02
“Nonpayment Default”	12.03
“Offer Amount”	4.11
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Blockage Notice”	12.03
“Payment Default”	12.03
“Permitted Debt”	4.10
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07

Section 1.03. Terms of TIA.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP (whether or not such is indicated herein); and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States as consistently applied by the Company on the Effective Date;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with GAAP but shall not include the accounts of Unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Company or a Restricted Subsidiary;

(6) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(7) unless the context otherwise requires, any reference to a “Clause,” and “Article” or a “Section”, or to an “Exhibit” or a “Schedule”, refers to a Clause, an Article or Section of, or to an Exhibit or a Schedule attached to, this Indenture, as the case may be;

(8) unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time;

(9) unless otherwise expressly provided herein, the principal amount of any preferred stock shall be greater of (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock; and

(10) provisions apply to successive events and transactions.

ARTICLE 2.

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Notes, notation of the Subsidiary Guarantees and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends, endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1.00 and integral multiples thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Upon their original issuance, Notes shall be issued in the form of one or more Global Notes registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as Custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct).

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary, or a nominee of such successor Depositary.

(c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Custodian.

Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Custodian as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

(d) Definitive Notes. Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon, without certain phrases specified in Exhibit A to be for Global Notes only and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto) and shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced by any other method permitted by the rules of any securities exchange on which the Notes may be listed, as evidenced by the execution of such Notes.

(e) Provisions Applicable to Forms of Notes. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes will be otherwise substantially identical except as provided herein.

Subject to the provisions of this Article 2, a Holder of a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.02. Execution and Authentication.

An Officer shall sign the Notes for the Company by manual or facsimile signature. The Company’s seal shall be reproduced on the Notes and may be in facsimile form.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a Company Order, authenticate Notes for original issue up to the aggregate principal amount of $                         million. The aggregate principal amount of Notes outstanding at any time may not exceed such amount, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

The Company shall, prior to each Regular Record Date, notify the Paying Agent of any wire transfer instructions for payments that it receives from Holders.

Section 2.04. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the

Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. (i) Except as provided in this Section 2.06 and the sections of the Indenture referenced herein, notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Definitive Notes, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Notes or a nominee thereof unless (i) such Depositary or the Trustee has notified the Company that the Depository is (A) unwilling or unable to continue as Depositary for such Global Notes or (B) has ceased to be clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 120 days of such notice, (ii) the Company executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Notes in definitive form and that all Global Notes shall be exchanged in whole for Definitive Notes (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. Notwithstanding the foregoing provisions of this Section 2.06(a), Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (d) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

(i) If any Global Note is to be exchanged for other Notes or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this Article 2. If any Global Note is to be exchanged for other Notes or cancelled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in this Article 2 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate endorsement made on the Global Notes by the Trustee, as Custodian, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, as provided in this Article 2, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in Section 2.06(a), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 2 if such order, direction or request is given or made in accordance with the Applicable Procedures and in accordance with all applicable laws. Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article 2 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

(ii) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Indenture and the Notes and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Participants.

(c) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(d) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction to reflect such increase.

(e) General Provisions Relating to Transfers and Exchanges.

Subject to the other provisions of this Indenture regarding restrictions on transfer, upon surrender for registration of transfer of any Note at any office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

(i) At the option of the Holder, and subject to the other provisions of this Section 2.06, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and make available for delivery, the Notes which the Holder making the exchange is entitled to receive.

(ii) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(iii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.08, 3.09, 4.11, 4.15 and 9.05 hereof).

(iv) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(v) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(vi) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(vii) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(viii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

Section 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.07, the Company and the Trustee (without duplication) may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and reasonable attorneys’ fees) connected therewith.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08. Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.08 hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in any Global Note the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Note.

Section 2.10. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, as soon as practicable upon its receipt of a Company Order, authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1.00 or whole multiples of $1.00; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1.00, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the CUSIP number or numbers, if any, of the Notes called for redemption; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

On or prior to 10:00 a.m. New York City time, on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01, hereof.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the receipt of the Company’s written request, the Trustee shall as soon as practicable authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

(a) The Company may at any time, in its sole and absolute discretion, redeem up to 100% of the outstanding Notes at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the date of redemption.

(b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemptions

(a) To the extent permitted by the terms of the Exit Facility, the Company shall be required to make mandatory redemptions of the Notes on a pro rata basis on the date which is 150 days following the end of the Company’s Fiscal Year (the “Excess Cash Flow Payment Date”) pursuant to which the Company will redeem a principal amount of Notes equal to 80% of the Excess Cash Flow for the Fiscal Year ended most recently prior to the Excess Cash Flow Payment Date (the “Excess Cash Flow Payment Amount”), unless the amount of such Excess Cash Flow is less than $2.0 million, in which case no redemption from Excess Cash Flow shall be required. Any such mandatory redemption shall be made at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Excess Cash Flow Payment Date. On the earlier of the ninetieth day following the end of the Company’s Fiscal Year or the date on which the Company delivers the audited financial statements to the Trustee pursuant to Section 4.03(a) hereof, the Company shall deliver an Officers’ Certificate setting forth the calculation of Excess Cash Flow (whether positive or negative) and the Excess Cash Flow Payment Amount, if any, to be made on the Excess Cash Flow Payment Date. On or before the record date the Company shall publicly announce the aggregate amount of such Excess Cash Flow Payment Amount and the Excess Cash Flow Payment Date.

(b) The record date for any such redemptions from Excess Cash Flow (the “Excess Cash Flow Payment”) shall be the one hundred and thirty-fifth day following the end of the Company’s Fiscal Year. On or prior to 10:00 a.m. New York City time on any Excess Cash Flow Payment Date, the Company shall deposit with the Trustee or with the Paying Agent the Excess Cash Flow Payment Amount.

(c) The Excess Cash Flow Payment Amount shall be applied on a pro rata basis to make a partial payment of principal on each Note and accrued and unpaid interest on the portion of the principal being so repaid on the Excess Cash Flow Payment Date, provided, however, that installments of interest whose Stated Maturity is on or prior to the Excess Cash Flow Payment Date shall first be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms.

(d) Other than as specifically provided in this Section 3.08 (including, but not limited to the requirement for pro rata payments set forth in Section 3.08(c)), any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.09. Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.11 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below. The Asset Sale Offer shall be made to all Holders and all holders of the Indebtedness of the Company or the Subsidiaries that is pari passu with the Notes or the Subsidiary Guarantee in question that contains provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets.

The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.11 or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice shall contain (i) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents required to be filed with the Trustee pursuant to Section 4.03(a) of this Indenture (which requirements may be satisfied by delivery of such documents together with the Asset Sale Offer), (ii) a description of material developments as found in press releases and public filings in the Company’s business subsequent to the date of the latest of such financial statements referred to in clause (i), (iii) a description of the events requiring the Company to make the Asset Sale Offer and (iv) any other information required by applicable law to be included therein. The notice, which shall govern the terms of the Asset Sale Offer, shall also state:

(a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.11 hereof and the length of time the Asset Sale Offer shall remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

(d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1.00, or integral multiples thereof, shall be purchased); and

(i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of a Company Order from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4.

COVENANTS

Section 4.01. Payment of Notes.

The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, (i) holds as of 10:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due and (ii) is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture and the Notes.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including interest that accrues after, or would have accrued but for, the commencement of a proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03. Reports; Fiscal Year.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

(b) Any materials required to be furnished to Holders of Notes by this Section 4.03 shall discuss, in reasonable detail, either on the face of the financial statements included therein or in the footnotes thereto and in any Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c) The Company shall not, and shall not permit any of its Subsidiaries, to change the date of the end of its Fiscal Year from December 31.

(d) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 5 Business Days of its effective date, an Officers’ Certificate specifying any change in the final scheduled principal payment under the Exit Facility and publicly announce any resulting change in the date of the final Maturity of the Notes.

Section 4.04. Compliance Certificate.

(a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each Fiscal Year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon and in any event within 10 Business Days after any Officer’s becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including; without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; or (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or a Subsidiary Guarantee, except a payment of interest or principal at Stated Maturity (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”).

The foregoing provisions shall not prohibit (i) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness that is subordinated to the Notes or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the first paragraph of Section 4.08; (ii) the defeasance, redemption, repurchase or other acquisition of Indebtedness that is subordinated to the Notes with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness; (iii) the payment of any dividend (in cash or otherwise) by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company’s (or any of its Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement or employment agreement, provided that the purchase price is paid with the proceeds to the Company of key man life or disability insurance policies purchased by the Company specifically to finance any such repurchase, redemption or other acquisition; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company’s (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement, or employment agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests of the Company or any Restricted Subsidiary shall not exceed $500,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; or (vi) upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of the offer to repurchase the Notes pursuant to the covenants described under Section 3.09, 4.11 and 4.15, any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Indebtedness subordinated to the Notes or a Subsidiary Guarantee required pursuant to the terms thereof as a result of such Change of Control or Asset Sale at a purchase price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that at the time of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, no Default or Event of Default shall have occurred and be continuing (or would result therefrom).

Section 4.08. Limitation on Restricted Investments.

The Company shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Investment if:

(1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing, or

(2) upon giving effect to such Restricted Investment, the Company could not, after giving pro forma effect thereto as if such Restricted Investment had been made at the beginning of the applicable four (4) quarter period, Incur at least $1.00 of additional Indebtedness pursuant to the terms of the first paragraph of Section 4.10, or

(3) upon giving effect to such Restricted Investment, the aggregate amount of all Restricted Investments from the Effective Date and payments made pursuant to clauses (iii) or (v) of the second paragraph of Section 4.07 exceeds the sum of:

(a) 50% of Consolidated Net Income for the period (treated as one accounting period) commencing with the first full fiscal quarter after the Effective Date and ending on the last day of the last full fiscal quarter immediately preceding such Restricted Investment for which quarterly or annual financial statements of the Company are available (or if such Consolidated Net Income is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate Net Proceeds received after the Effective Date as a contribution to the common equity capital of the Company or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company after the Effective Date; plus

(c) an amount equal to the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed the amount of Restricted Investments previously made after the Effective Date by the Company and its Restricted Subsidiaries in such Person.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated as an Unrestricted Subsidiary will be deemed to be Restricted Investments at the time of such designation and will reduce the amount available for Restricted Investments under clause (3)(c) of this Section 4.08. All such outstanding Investments (except to the extent repaid in cash) will be deemed to constitute Restricted Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Investments would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default; provided that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under Section 4.10 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

The amount of all Restricted Investments (other than cash) shall be the fair market value on the date of the Restricted Investments of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Investment. The fair market value of any assets or securities that are required to be valued pursuant to the foregoing sentence shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Investment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Investment is permitted and setting forth the basis upon which the calculations required by this Section 4.08 were computed, together with a copy of any opinion or appraisal required by this Indenture.

Section 4.09. Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing the Existing Indebtedness as in effect on the date of this Indenture, (b) the Exit Facility or the Senior Mortgage Loan as in effect as of the date of this Indenture, any amendments, modifications, refundings, replacements, renewals or supplements thereof; provided that such amendments, modifications, refundings, replacements, renewals or supplements are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Exit Facility or the Senior Mortgage Loan, as the case may be, as in effect on the date of this Indenture as determined in good faith by the Company’s Board of Directors, (c) the Indenture, the Security Documents and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred, (f) customary non-assignment provisions in leases, licenses and other contracts and other contracts entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) of this Section 4.09 above on the property so acquired, (h) any agreement for the sale of a Subsidiary or a substantial portion of such Subsidiary’s assets that restricts distributions by that Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced as determined in good faith by the Company’s Board of Directors, (j) secured Indebtedness otherwise permitted to be Incurred pursuant to the provisions of Section 4.10 that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, and (m) any agreement or instrument governing Indebtedness permitted to be Incurred under this Indenture; provided that the terms and conditions of any restrictions and encumbrances, taken as a whole, are not more restrictive than those contained in this Indenture.

Section 4.10. Incurrence of Indebtedness and Issuance of Preferred Stock.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may Incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Company’s Subsidiaries may Incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The provisions of the first paragraph of this Section 4.10 will not apply to the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) the Incurrence by the Company and the Guarantors of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the stated amount thereof) and other obligations under the Revolving Credit Facility in an aggregate principal amount that does not exceed at any one time $37,000,000 less any aggregate repayments made on the Revolving Credit Facility for which there is a concomitant permanent reduction in the commitment of the lenders under the Revolving Credit Facility; provided, however, that the Company and the Guarantors may Incur pursuant to this clause (i) Indebtedness in an aggregate principal amount in excess of $32,000,000 for the sole purpose of reimbursing the lenders and/or agents under the Exit

Facility for any fees, costs, interest, charges, enforcement expenses (including legal fees and disbursements) and other reimbursement obligations attributable to protection of collateral;

(ii) the Incurrence by the Company and the Guarantors of the Mezzanine Loan and the Senior Mortgage Loan;

(iii) Incurrence by the Woodlands Entities of Indebtedness pursuant to the Bank Midwest Amended and Restated Note and the Woodlands Place Note;

(iv) the Incurrence by Summit Care Pharmacy of Indebtedness pursuant to the Bergen Note;

(v) the Incurrence by Summit Care Corporation of Indebtedness pursuant to the Union Bank Note;

(vi) the Incurrence by the Company and the Guarantors of the Existing Indebtedness and the issuance of the Existing Disqualified Stock;

(vii) the Incurrence by the Company of Indebtedness represented by the Notes in an aggregate principal amount not to exceed $             million;

(viii) the Incurrence by the Company or any of the Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any other Indebtedness Incurred pursuant to this clause (viii), that does not exceed at any one time the amount of such Capital Lease Obligations, mortgage financings or purchase money obligations outstanding as of the date of this Indenture, plus $5.0 million;

(ix) the Incurrence by the Company or any of the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is permitted by this Indenture to be Incurred under the first paragraph hereof or clauses (iii) through (viii) or this clause (ix) of this paragraph;

(x) the Incurrence by the Company or any of the Guarantors of intercompany Indebtedness between or among the Company and any Guarantor; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor thereof shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Guarantor, as the case may be, that was not permitted by this clause (x);

(xi) the Incurrence by the Company or any of the Guarantors of Hedging Obligations that are Incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

(xii) the guarantee by the Company or any of its Subsidiaries or any of the Guarantors of Indebtedness of the Company or another Guarantor that was permitted to be Incurred by another provision of this Section 4.10 other than clause (xv);

(xiii) the Incurrence by the Company’s Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xiii), and the issuance of preferred stock by Unrestricted Subsidiaries;

(xiv) the Incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (xiv), not to exceed $5 million;

(xv) Indebtedness in an aggregate principal amount not to exceed $6,000,000 incurred by a Subsidiary of the Company organized under the laws of the Cayman Islands established for the purpose of obtaining insurance on behalf of the Company and its Subsidiaries to fund its obligations in connection therewith, whether incurred before or after the Effective Date.

(xvi) Indebtedness in an aggregate principal amount not to exceed $11,000,000 in connection with the purchase and Capital Lease of five previously identified properties located in Eureka, California, to be operated as skilled nursing facilities and an associated office facility.

For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above or is entitled to be Incurred pursuant to the first paragraph of this Section 4.10, the Company shall, in its sole discretion, classify such item of Indebtedness, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.10. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.10; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued (to the extent not already included in Fixed Charges).

Section 4.11. Asset Sales.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a Board Resolution) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) in the case of any Asset Sale constituting the transfer (by merger or otherwise) of all of the Capital Stock of a Restricted Subsidiary, any liabilities (as shown on such Restricted Subsidiary’s most recent balance sheet) of such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) that will remain outstanding after such transfer and will not be a liability of the Company or any other Restricted Subsidiary of the Company following such transfer and (z) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision. To the extent that the assets which are the subject of any Asset Sale constitute Collateral, all proceeds thereof shall, to the extent permitted by law, be subject to a perfected Lien in favor of the Collateral Agent, and all Net Proceeds from such an Asset Sale shall be deposited in the escrow account established by the Security Documents.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Senior Debt, or (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of a Healthcare Related Business, the making of a capital expenditure or the acquisition of other long-term assets for use in a Healthcare Related Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make a pro rata offer to all Holders of Notes and any holders of other Indebtedness that is pari passu with the Notes or the Subsidiary Guarantee in question and that requires such an offer and contains provisions similar to those set forth in this Indenture with respect to offers (an “Asset Sale Offer”), to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09, the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds allocated for the Notes (the “Offer Amount”), the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.12. Transactions with Affiliates.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a Board Resolution certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) Restricted Investments that are otherwise permitted by Section 4.08 hereof, (vi) reimbursements of actual out-of-pocket expenses and, to the extent consistent with prior practice, allocated expenses pursuant to the Management Agreement and (vii) Existing Affiliate Transactions.

Section 4.13. Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, securing Indebtedness or trade payables, except Permitted Liens.

Section 4.14. Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15. Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon (the “Change of Control Purchase Price”), to the date of purchase (the “Change of Control Payment Date”). If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who validly tender Notes pursuant to the Change of Control Offer in respect of such Interest Payment Date.

(b) Within 15 Business Days following any Change of Control, the Company shall mail a notice to each Holder, with a copy of such notice to the Trustee. The notice, which shall govern the terms of the Change of Control Offer, shall state, among other things:

(i) that a Change of Control has occurred and a Change of Control Offer is being made as provided for herein that each Holder has the right to require the Company to purchase such Holder’s Notes at the Change of Control Purchase Price, and that, although Holders are not required to tender their Notes, all Notes that are validly tendered shall be accepted for payment;

(ii) the circumstances giving rise to the Change of Control;

(iii) the Change of Control Purchase Price and the Change of Control Payment Date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed;

(iv) that any Note accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) shall cease to accrue interest, after the Change of Control Payment Date;

(v) that any Notes (or portions thereof) not validly tendered shall continue to accrue interest;

(vi) that any Holder electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Change of Control Payment Date;

(vii) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) the instructions and any other information necessary to enable Holders to tender their Notes (or portions thereof) and have such Notes (or portions thereof) purchased pursuant to the Change of Control Offer; and

(ix) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes; provided that such new Note must be equal to $1.00 principal amount and integral multiples thereof.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Change of Control Payment Date) mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1.00 or an integral multiple thereof.

(d) Upon surrender and cancellation of a Definitive Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to the surrendering Holder of such Definitive Note, a new Definitive Note equal in principal amount to the unpurchased portion of such surrendered Definitive Note; provided that each such new Definitive Note shall be in a principal amount of $1.00 or an integral multiple thereof. Upon surrender of a Global Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.06 hereof. The Company shall publicly announce the results of the Change of Control Offer on the Change of Control Payment Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

(e) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f) The Company shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

Section 4.16. Payments for Consent.

Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17. Additional Subsidiary Guarantees.

If the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary (other than a Subsidiary that is also a Subsidiary of a Restricted Subsidiary that is not a Guarantor) after the date of this Indenture, then such newly acquired or created Subsidiary shall become a Guarantor and execute a Supplemental Indenture and deliver an opinion of Counsel, in accordance with the terms of this Indenture; provided that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture (i) shall not be subject to the requirements of this Section 4.17 and (ii) shall be released from all Obligations under any Subsidiary Guarantee, in each case for so long as they continue to constitute Unrestricted Subsidiaries.

Section 4.18. Sale and Leaseback Transactions.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have Incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.11 hereof.

Section 4.19. Maintenance of Insurance.

The Company shall, and the Company shall cause its Restricted Subsidiaries to, keep at all times all of its properties which are of an insurable nature insured (which may include self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors, is adequate for the conduct of the Company and its Restricted Subsidiaries, with insurers believed by the Company to be responsible in such amounts, with such deductibles and by such methods as shall be customary, in the good faith judgment of the Board of Directors for companies similarly situated. To the extent that the Company and its Restricted Subsidiaries are required to maintain insurance by the Exit Facility, the Company will have satisfied its obligations under this Section 4.19 if it complies with the insurance covenants contained in the Exit Facility.

Section 4.20. Perfection of Security Interests.

The Company shall preserve the Liens granted under the Security Documents and, subject to the provisions of the Security Documents, shall undertake all actions which are required by applicable law in the reasonable judgment of the Trustee or the Collateral Agent to (a) maintain the Liens of the Collateral Agent in the Collateral in full force and effect at all times (including the priority thereof), and (b) preserve and protect the Collateral and protect and enforce the Company’s rights and title and the rights of the Collateral Agent to the Collateral, including, without limitation, the making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation for such purposes.

Section 4.21. Limitation on Issuance of Capital Stock of Restricted Subsidiaries.

The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants, or other rights to purchase shares of such Capital Stock) except: (i) to the Company or a Wholly Owned Restricted Subsidiary of the Company; (ii) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; or (iii) issuances or sales of Common Stock of a Restricted Subsidiary so long as immediately giving effect to the issuance or sale, the Restricted Subsidiary would no longer constitute a Restricted Subsidiary, provided that (x) the proceeds therefrom shall be treated as proceeds from an Asset Sale in accordance with Section 4.11 and (y) any Investment in any Person remaining after giving effect to the issuance or sale would have been permitted to be made under Section 4.08 if made on the date of the issuance or sale.

Section 4.22. Consummation of Plan or Reorganization.

No provision of this Indenture shall prevent the Company and its Restricted Subsidiaries from consummating the Plan and the transactions contemplated thereby.

ARTICLE 5.

SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets.

The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) except in the case of a merger or consolidation of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Security Documents pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger or consolidation of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, immediately after such transaction after giving pro forma effect thereto and any related financial transaction as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.10 hereof. The Company shall not lease its properties and assets substantially as an entity to any Person.

Section 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets that meets the requirements of Section 5.01 hereof.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

An “Event of Default” occurs if:

(a) the Company defaults for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

(b) the Company defaults in the payment when due of principal of the Notes (whether or not prohibited by the subordination provisions of this Indenture);

(c) failure by the Company or any of its Subsidiaries to comply with any of the provisions of Section 4.07, 4.11, 4.15 or Article 5;

(d) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of the provisions of Section 4.08, 4.10 or 4.20;

(e) the Company or any of its Subsidiaries fails to comply with any other covenant, representation, warranty or other agreement in this Indenture, the Notes or the Security Documents for 60 days and such failure continues for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of outstanding Notes;

(f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided by the documents governing such Indebtedness, which default has not been waived or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness which has not been so paid or the maturity of which has been so accelerated, aggregates $5.0 million or more (other than Existing Indebtedness, the Exit Facility or the Senior Mortgage Loan to the extent it is secured by or paid by the drawing against a letter of credit permitted to be issued under this Indenture);

(g) the receipt by the Collateral Agent of a written notice under the Collateral Agency Agreement from the Claims Agent to realize and foreclose upon the Collateral;

(h) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days; provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

(i) the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors,

(v) generally is not paying its debts as they become due; or

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(iii) orders the liquidation of the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(k) the Liens created by the Security Documents shall at any time not constitute valid and perfected Liens on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 15 days after (i) written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of outstanding Notes, or (ii) the enforceability thereof shall be contested by the Company or any Subsidiary Guarantor;

(l) failure of the Company to make, when due, any transfer, delivery, pledge, assignment or grant of Collateral required to be made by it and such failure continues unremedied for 10 Business Days after notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; or

(m) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid in any material respect or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

Section 6.02. Acceleration.

If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. In the event of a declaration of acceleration because an Event or Default set forth in clause (f) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (f) of Section 6.01 shall be remedied or cured or waived by the holders of the relevant Indebtedness within 30 days after such event of default; provided that no judgment or decree for the payment of the money due on Notes has been obtained by the Trustee as provided in this Indenture.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of at least 60% in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) the principal of any Notes which have become due otherwise than by such declaration of acceleration (including any Notes required to have been purchased on a Change of Control Payment Date or a Purchase Date pursuant to a Change of Control Offer or an Asset Sale Offer, as applicable, made by the Company) and, to the extent that payment of such interest is lawful, any interest thereon at the rate provided therefore in the Notes;

(B) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided therefore in Section 4.01, and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due under Section 7.07; and

(2) all Events of Default, other than the non-payment of the principal of or interest on, the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if there is:

(1)	a default in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)	a default in the payment of the principal of any Note at the Maturity thereof or, with respect to any Note required to have been purchased pursuant to a Change of Control Offer or an Asset Sale Offer made by the Company, at the Change of Control Payment Date or Purchase Date thereof, as applicable, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate provided therefore in Section 4.01 hereof, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due the Trustee under Section 7.07 hereof.

If the Company fails to pay such amounts within 10 Business Days following such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute any such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property and assets of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may, subject to Article 12, pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

Section 6.04. Waiver of Past Defaults.

Subject to Section 6.07 hereof, Holders of not less than 60% in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of and interest on the Notes (including any waiver obtained in connection with a purchase of, tender offer or exchange offer for Notes) (provided, however, that the Holders of at least 60% in aggregate principal amount of then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Super-Majority.

Holders of at least 60% in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may result in the incurrence of liability by the Trustee.

Section 6.06. Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture and subject to Section 11.02 and Article 12, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens of the Security Documents upon any property or assets subject to the Liens.

Section 6.08. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any amounts due the Trustee under Section 7.07 hereof, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

If the Trustee collects any money pursuant to this Article, it shall, subject to Article 12, pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

Third: to the Company or the Subsidiary Guarantors or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, the Subsidiary Guarantees or the Security Documents and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Security Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(a) In connection with the Trustee’s rights and duties under this Indenture, the Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any

Event of Default occurring pursuant to Sections 6.01(a), 6.01(b), 6.01(c) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

Section 7.03. Individual Rights of Trustee.

The Trustee may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or Event of Default relating to the payment of principal of or interest on any Note, the Trustee may withhold the notice if it determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors shall jointly and severally indemnify the Trustee and each of its officers, directors, employees and agents for, and hold the same harmless against, any and all losses, liabilities or expenses (including, without limitation, reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee’s sole discretion, the Company shall defend the claim with counsel reasonably satisfactory to the Trustee and the Trustee shall cooperate in the defense at the Company’s expense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company and the Guarantors under this Section 7.07 shall survive the resignation of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or in the case of a corporation included in a bank holding company, the bank holding company and related entities has) a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its Obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, this Indenture and the Security Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and interest on such Notes when such payments are due, solely from the trust fund described in Section 8.04 hereof, (b) the Company’s Obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, (i) the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.17, 4.18, 4.19, 4.20 and 4.21 hereof with respect to the outstanding Notes and clauses (ii) and (iii) of Section 5.01 and (ii) the occurrence of an event specified in Section 6.01(c) (with respect to Sections 4.07, 4.11 and 4.15 and clauses (ii) and (iii) of Section 5.01), 6.01(d) (with respect to Sections 4.08, 4.10 and 4.20), 6.01(e) (with respect to Sections 4.03, 4.05, 4.09, 4.10, 4.12, 4.13, 4.17, 4.18, 4.19, 4.20 and 4.21 and clauses (ii) and (iii) of Section 5.01), 6.01(f), 6.01(g), 6.01(h), 6.01(k), 6.01(l) and 6.01(m) shall not be deemed to be an Event of Default on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(i) or 6.01(j) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is bound including, without limitation, the Exit Facility;

(f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(h) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s Obligations under this Indenture, the Notes and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company or a Guarantor makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the

Company or such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Security Documents or the Intercreditor Agreement without the consent of any Holder of a Note:

(1)	to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company herein and in the Notes, the Security Documents and the Intercreditor Agreement and of such Guarantor contained herein and in the Security Documents; or

(2)	to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors; or

(3)	to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

(4)	to cure any ambiguity, to correct or supplement any provision herein or in the Security Documents which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or the Security Documents which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (4) shall not adversely affect the interests of the Holders in any material respect;

(5)	to evidence and provide for the acceptance and appointment hereunder of a successor Trustee with respect to the Notes;

(6)	to mortgage, pledge, hypothecate or grant a Lien in favor of the Collateral Agent for the benefit of Trustee and the Holders of the Notes as additional security for the payment of principal of and interest on the Notes by the Company or on the Subsidiary Guarantees by the Guarantors under this Indenture in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to the Collateral Agent, pursuant to this Indenture or the Security Documents;

(7)	to add Guarantees with respect to the Notes, to secure the Notes or to release Guarantors from Subsidiary Guaranties as provided by the terms of this Indenture; or

(8)	to add additional Events of Default.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02 and in Section 12.14, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, any Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement with the consent of the Holders of at least 60% in aggregate principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least 60% in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of 60% in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)	change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of a Change of Control Offer or an Asset Sale Offer which has been made, on or after the applicable Change of Control Payment Date or Purchase Date), or

(2)	reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and its consequences) provided for in this Indenture, or

(3)	modify any of the provisions of this Section 9.02, Section 6.04 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each outstanding Note affected thereby, or

(4)	modify the provisions of this Indenture requiring the Company to make a Change of Control Offer after the occurrence of a Change of Control,

(5)	make any change in the ranking of the Notes or the Subsidiary Guarantees that would adversely affect the Holders of the Notes, or

(6)	make any change in any Subsidiary Guarantee that would adversely affect the Holders of the Notes.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.

The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.

SECURITY ARRANGEMENTS

Section 10.01. Collateral and Security Documents.

(a) To secure the due and punctual payment of principal of and interest on the Notes by the Company when and as the same shall be due and payable (whether on an Interest Payment Date, at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer or an Asset Sale Offer, or otherwise) and interest on the overdue principal of, and interest (to the extent permitted by law) on, the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders of the Notes, the Trustee or the Collateral Agent under this Indenture, the Notes, the Subsidiary Guarantees, and the Security Documents, according to the terms hereunder or thereunder, each of the Company and the Subsidiary Guarantors will enter into the Security Documents, to create the security interests with respect to the Collateral (except to the extent that granting such Liens is precluded by the provisions or the documents evidencing the Senior Debt). The Trustee, the Collateral Agent, the Guarantors and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee, among others, pursuant to the terms of the Security Documents.

(b) Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof, and authorizes and directs the Trustee, in its capacity as Collateral Agent, to perform its obligations and exercise its rights under the Security Documents in accordance therewith; provided, however, that if any provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.

(c) As more fully set forth in, and subject to the provisions of, the Security Documents, the Holders, and the Trustee and the Collateral Agent on behalf of such Holders, will have rights in and to the Collateral that are subject to the rights that have been or may be created in favor of the holders of other Indebtedness and obligations of the Company.

(d) As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

(e) With respect to the Trustee acting as Collateral Agent, the Trustee (i) shall not be deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as Collateral Agent to the extent it acts in compliance with the Security Documents and (ii) shall not be liable to the Holders for any such action or inaction. The rights and interests created under this Indenture shall be subject to the terms of the Security Documents.

(f) The Company and each Guarantor will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents to which it is a party, to assure and confirm to the Trustee, in its capacity as Collateral Agent, the Liens on the Collateral contemplated by the Security Documents to which it is a party, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and each Subsidiary Guarantee secured thereby, as applicable, according to the intent and purposes herein and therein expressed. The Company will take all actions required pursuant to the Security Documents to cause the Liens created pursuant to the Security Documents to be valid, enforceable and perfected (except as expressly provided therein) Liens in and on all the Collateral in favor of the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes. Each Guarantor will take any and all actions required pursuant to the Security Documents to cause the Liens created pursuant to the Security Documents to which it is a party to create and maintain for its Obligations under each Subsidiary Guarantee and the Security Document related thereto, valid and enforceable, perfected (except as expressly provided therein), Liens in favor of the Collateral Agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes.

Section 10.02. Release of Collateral.

Collateral may be released from the Liens created by the Security Documents at any time or from time to time, and the Security Documents may be terminated, in accordance with the provisions of the Security Documents or in accordance with this Indenture. In addition, upon the request of the Company pursuant to an Officer’s Certificate and receipt of an Opinion of Counsel certifying that any sale, conveyance or disposal of any Collateral has been effected in compliance with the provisions of this Indenture, the Trustee will release such Collateral. Upon receipt of such Officer’s Certificate and Opinion of Counsel, the Trustee will execute, deliver and acknowledge any necessary or proper instruments of termination or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, or the termination of the Security Documents, will not be deemed to impair the Liens on the Collateral in contravention of the provisions hereof if and to the extent that the Liens on Collateral are released, or the Security Documents are terminated, pursuant to this Indenture or the applicable Security Documents. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien in accordance with the terms of the Security Documents will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Notes shall cause § 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by § 314(d) of the TIA may be made by an officer of the Company, except in cases which § 314(d) of the TIA requires that such certificate or opinion be made by an independent person. In releasing any Collateral pursuant to the terms of the Indenture, including the provisions of Section 10.02, or any Security Document, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate certifying that such release is authorized or permitted by this Indenture and the Security Documents and the Intercreditor Agreement and that all conditions precedent, if any, to such release have been satisfied.

Section 10.03. Opinions as to Recording.

(a) Each of the Company and the Guarantors represent that is has caused or will promptly cause to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered and filed and recorded, all instruments and documents, and represents that it has done and will do or will cause to be done all such acts and other things, at the Company’s or the Guarantors’ expense, as applicable, as are necessary to subject the applicable Collateral to valid Liens and to perfect those Liens to the extent contemplated by the Security Documents.

(b) The Company and the Guarantors shall furnish to the Trustee and the Collateral Agent promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments or otherwise necessary to make effective the Liens intended to be created by the Security Documents and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective. Such Opinion of Counsel may contain such qualifications, assumptions and limitations as are customary for such opinions.

(c) The Company and the Subsidiary Guarantors shall furnish to the Trustee and the Collateral Agent within three months after each anniversary of the Effective Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, filing, re-recording, and refiling of the Indenture and related financing statements, continuation statements and other instruments and documents as is necessary to maintain the effectiveness of the Liens intended to be created by the Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain the effectiveness of such Liens. Such Opinion of Counsel may contain such qualifications, assumptions and limitations as are customary for such opinions.

(d) The Company and the Subsidiary Guarantors shall otherwise comply with the provisions of § 314(b) and, as applicable §§ 314(c), (d) and (e) of the TIA.

Section 10.04. Further Assurances and Security.

The Company and the Guarantors will execute, acknowledge and deliver to the Trustee, at the Company’s and/or such Guarantor’s expense, at any time and from time to time such further assignments, transfers, assurances or other instruments as may be reasonably required by the Trustee, to assure and confirm to the Trustee, in its capacity as Collateral Agent, the Liens in the Collateral contemplated hereby and by the Security Documents, all to the extent contemplated by the Security Documents.

Section 10.05. Authorization of Actions to be Taken by Collateral Agent Under the Security Documents.

The Trustee, in its capacity as Collateral Agent, may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder. The Trustee, in its capacity as Collateral Agent, shall have the power to institute and to maintain such suits and proceedings as such Person may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other government enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

Section 10.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee, in its capacity as Collateral Agent, is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

Section 10.07. Covenants of Collateral Agent with Respect to the Exit Facility and the Senior Mortgage Loan.

The Trustee, in its capacity as Collateral Agent, and any successor Collateral Agent, hereby agrees that it shall, upon the written request of the Company, either:

(1) enter into the Intercreditor Agreement with regard to the Exit Facility to effectuate the priority of the Liens granted under the Exit Facility over the Liens of the Collateral Agent with respect to the Collateral to the extent contemplated herein; or

(2) release its Lien with respect to Collateral to the extent required under the Intercreditor Agreement.

ARTICLE 11.

SUBSIDIARY GUARANTEES

Section 11.01. Guarantee.

Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents or the Obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes (including, without limitation, any interest that accrued after, or would accrue but for, the commencement of a proceeding of the type described in Section 6.01(i) or (j)) and any fees, expenses and other amounts owing under this Indenture will be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, mandatory redemption, call for redemption, upon a Change of Control Offer, an Asset Sale Offer or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and any other amounts due in respect of the Notes and the Security Documents, and all other Obligations of the Company, including the Company’s Obligations to the Holders of the Notes under this Indenture, the Notes and the Security Documents and Subsidiary Guarantors under this Indenture, the Security Documents and the Subsidiary Guarantees, whether nor or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02. An Event of Default under this Indenture or the Notes shall constitute an Event of Default under each Subsidiary Guarantee, and shall entitle the Holders to accelerate the Obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. Each Subsidiary Guarantee is intended to be superior to or pari passu in right of payment with all Indebtedness of the respective Guarantor and each Guarantor’s Obligations are independent of any Obligation of the Company or any other Guarantor. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that each Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. Each Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder, Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes, or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, the Security Documents or any other agreement; (d) the release of any security held by any Holder, the Collateral Agent or the Trustee for the Obligations or any of them; (e) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation, contribution, exoneration, indemnification or reimbursement in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Notes and all other amounts payable under this Indenture and under each Subsidiary Guarantee upon the Stated Maturity of the Notes, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Notes and all other amounts payable under each Subsidiary Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any Obligations or other amounts payable under any Subsidiary Guarantee thereafter arising.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.01 is knowingly made in contemplation of such benefits. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 11, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of each Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations guaranteed hereby as provided in Article 6, such Obligations (whether or not due and payable) shall, forthwith become due and payable by the Guarantor for the purposes of each Subsidiary Guarantee.

A Guarantor that makes a distribution or payment under its Subsidiary Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging the Company’s obligations with respect to the Notes and this Indenture or any other Guarantor with respect to its Subsidiary Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Notes under the Subsidiary Guarantees.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

Section 11.02. Subordination of Subsidiary Guarantee

The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 12 hereof.

Section 11.03. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such

Guarantor under its Subsidiary Guarantee and this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor.

Section 11.04. Successors and Assigns.

This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.05. No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.06. Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit B shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its Chairman, President or one of its Vice Presidents. Further, the Company shall cause all future Guarantors to execute a Supplemental Indenture substantially in the form of Exhibit C.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.17 hereof the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with Section 4.17 hereof and this Article 11, to the extent applicable.

Section 11.07. Guarantors May Consolidate, Etc., on Certain Terms.

No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or other entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) except in the case of a merger of a Guarantor with or into another Guarantor or a merger of a Guarantor with or into the Company, the Company would be permitted by virtue of the Company’s pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10 hereof.

Section 11.08. Releases Following Sale of Assets or Capital Stock.

In the event of a sale or other disposition of all of the assets of any Guarantor (other than to the Company, another Guarantor or a Restricted Subsidiary), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor (other than to, the Company, another Guarantor or a Restricted Subsidiary), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee and any such acquiring entity will not be required to assume any obligations of such Guarantor under the applicable Subsidiary Guarantee; provided that such sale or other disposition complies with all applicable provisions of this Indenture including, without limitation, Section 4.10 and this Article 11.

Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12.

SUBORDINATION

Section 12.01. Agreement to Subordinate.

The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 12.02. Liquidation; Dissolution; Bankruptcy.

Upon any distribution to creditors of the Company or any Guarantor in a liquidation or dissolution of the Company or any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, any Guarantor, or their property, an assignment for the benefit of creditors or any marshaling of the Company’s or any Guarantor’s assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not allowed as a claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes or under the Subsidiary Guarantee, and until all obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive payments made from the trust created pursuant to Article 8 hereof and payments or distributions in the form of Junior Securities).

In connection with the enforcement of the foregoing rights, Intercreditor Agent is hereby irrevocably appointed attorney in fact for the Trustee with full power to act in the place and stead of each Holder to exercise the rights of such Holders and the Trustee provided in Section 6.09 in the event the Trustee has failed to exercise such rights with 10 Business Days after receipt of written notice from the Intercreditor Agent.

The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the company following the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of its properties and assets to another Person or group of Affiliated Persons pursuant to, and in compliance with, the terms and conditions set forth in Article 5 hereof will not be deemed an insolvency or liquidation proceeding (requiring the repayment of all Senior Debt in full as a prerequisite to any payments being made to the Holders) for the purposes of this Section 12.02.

Section 12.03. Default on Senior Debt.

The Company and the Guarantors also may not make any payment upon or in respect of the Notes or the Subsidiary Guarantees (except from the trust created pursuant to Article 8 hereof) if (i) a default in the payment of the principal of, premium, if any, or interest on Senior Debt occurs and is continuing beyond any applicable period of grace (a “Payment Default”) or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that currently, or with the passage of time or giving of notice, permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a “Nonpayment Default”) and, in the case of any such Nonpayment Default, the Trustee receives a notice of such Nonpayment Default (a “Payment Blockage Notice”) from the Company or the holders of such Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a Payment Default, upon the date on which such Payment Default is cured or waived in writing by the holders of the applicable Senior Debt, or (b) in case of a Nonpayment Default, the earlier of (x) the date on which such Nonpayment Default is cured or waived in writing by the holders of Designated Senior Debt or (y) 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Debt has been accelerated. However, the Company may pay the Notes if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Debt with respect to which any of the events set forth in clause (i) of the immediately preceding sentence has occurred and is continuing. No new period of payment blockage may be commenced under clause (ii) above unless and until (x) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (y) all scheduled payments of principal of and interest on the Notes that have come due have been paid in full in cash. No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived in writing or cured for a period of not less than 180 days.

Section 12.04. Acceleration of Securities.

If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 12.05. When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 12.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to the Company or as directed in writing by the Representative of the Senior Debt. In the event that the Company makes any payment in respect of the Notes to the Trustee and the Trustee receives written notice of a Payment Default or a Nonpayment Default in the manner provided by Section 12.12 hereof prior to making any payment to Holders in respect of the Notes, such payments will be paid over by the Trustee and delivered forthwith to the Company.

With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 12.06. Notice by the Company.

The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 12, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 12.

Section 12.07. Payment Permitted if no Default.

Nothing contained in this Article 12 or elsewhere in this Indenture or in any of the Notes will prevent the Company or any Guarantor, at any time except during the pendency of any insolvency or liquidation proceeding referred to in Section 12.02 hereof or under the conditions described in Section 12.03 hereof, from making payments at any time of principal of or interest on the Notes.

Section 12.08. Subrogation.

After all Senior Debt is paid in full and commitments to lend have irrevocably terminated and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 12 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 12.09. Relative Rights.

This Article 12 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

(1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

(3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

If the Company fails because of this Article 12 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 12.10. Subordination may not be Impaired by Company.

No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 12.11. Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.12. Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 12. Only the Company or a Representative may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

Subject to Section 7.03 hereof and the applicable provisions of the TIA, the Trustee may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 12.13. Authorization to effect Subordination.

Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12 and the subordination of the Subsidiary Guarantees as provided in Section 11.02, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 12.14. Amendments.

The provisions of this Article 12, Section 11.02 or the definitions used therein shall not be amended or modified without the written consent of the holders of all Senior Debt.

ARTICLE 13.

MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 13.02. Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, facsimile or overnight courier guaranteeing next day delivery, to the other’s address.

If to the Company and/or any Guarantor:

Fountain View, Inc.

27442 Portola Parkway, Suite 200

Foothill Ranch, California 92610

Facsimile No.: (949) 282-5820

Attention: General Counsel

With a copy to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

Facsimile No. (714) 755-8290

Attention: Patrick T. Seaver

If to the Trustee:

U.S. Bank National Association

1 Federal Street

Boston, Massachusetts 02110

Facsimile No.: (617) 603-6640

Attention: Corporate Trust Department

with a copy to:

Brown Rudnick Berlack Israels LLP

CityPlace I, 185 Asylum Street

Hartford, Connecticut 06103

Facsimile No.: (860) 509-6501

Attention: David Golden, Esq.

The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; 5 Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08. Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF

CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13. Table of Contents, Headings, Etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURES ON FOLLOWING PAGES]

SIGNATURES

FOUNTAIN VIEW, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

ALEXANDRIA CARE CENTER, INC.

By:
Name:
Title:

ALTA CARE CENTER, LLC

By:
Name:
Title:

ANAHEIM TERRACE CARE CENTER, LLC

By:
Name:
Title:

BAY CREST CARE CENTER, LLC

By:
Name:
Title:

BRIER OAK ON SUNSET, INC.

By:
Name:
Title:

CARSON SENIOR ASSISTED LIVING, LLC

By:
Name:
Title:

ELMCREST CARE CENTER, INC.

By:
Name:
Title:

FOUNTAIN VIEW SUBACUTE AND NURSING CENTER, INC.

By:
Name:
Title:

HALLMARK INVESTMENT GROUP, INC.

By:
Name:
Title:

HALLMARK REHABILITATION, LLC

By:
Name:
Title:

HALLMARK REHABILITATION, LP

By:
Name:
Title:

HANCOCK PARK REHABILITATION CENTER, INC.

By:
Name:
Title:

HANCOCK PARK SENIOR ASSISTED LIVING, INC.

By:
Name:
Title:

HEMET SENIOR ASSISTED LIVING, LLC

By:
Name:
Title:

LEASEHOLD RESOURCE GROUP, LLC

By:
Name:
Title:

MONTEBELLO CARE CENTER, LLC

By:
Name:
Title:

RIO HONDO SUBACUTE AND NURSING CENTER, INC.

By:
Name:
Title:

ROYALWOOD CARE CENTER, LLC

By:
Name:
Title:

SHARON CARE CENTER, LLC

By:
Name:
Title:

SKILLED HEALTHCARE, LLC

By:
Name:
Title:

SUMMIT CARE CORPORATION

By:
Name:
Title:

SUMMIT CARE MANAGEMENT TEXAS, LLC

By:
Name:
Title:

SUMMIT CARE PHARMACY, INC.

By:
Name:
Title:

SUMMIT CARE PHARMACY, INC.

By:
Name:
Title:

SUMMIT CARE TEXAS, LP

By:
Name:
Title:

SYCAMORE PARK CARE CENTER, INC.

By:
Name:
Title:

WOODLAND CARE CENTER, LLC

By:
Name:
Title:

EXHIBIT A-1

(Face of Note)

[IF THE NOTE IS A GLOBAL NOTE, THEN INSERT: THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[IF THE NOTE IS A GLOBAL NOTE AND THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY THEREFOR, THEN INSERT: UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN]

FOUNTAIN VIEW, INC

SENIOR SECURED INCREASING RATE NOTES DUE 2008

CUSIP No. [                          ]

[ISIN:                                 ]

No.

$

Fountain View, Inc, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of                      Dollars (such amount the “principal amount” of this Note) [IF THE NOTE IS A GLOBAL NOTE, THEN INSERT —, or such other principal amount as may be set forth in the records of the Trustee as referred to in accordance with the Indenture,] on the earlier of

(i)             , 2008; or

(ii) one Business Day after the final scheduled principal payment under the Exit Facility (as defined in the Indenture referred below) becomes due,

at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually on                           and                           [six months after date of Indenture and one year after date of indenture respectively] of each year (each, an “Interest Payment Date”), on said principal sum at the rate per annum specified below, at such office or agency, in like coin or currency, from the                           or                          , as the case may be, to which interest on the Notes has been paid preceding the date hereof (unless the date thereof is a                           or a                           to which interest has been paid, in which case from the date thereof) until payment of said principal sum has been made or duly provided for. This Note shall bear interest at the rate of 9¼% per annum until              [date of the Indenture], 2004, at the rate of 11¼% per annum from              [day after date of the Indenture], 2004 until             [date of the Indenture], 2005, at the rate of 13¼% per annum from             [day after date of the Indenture], 2005 until             [date of the Indenture], 2006 and at the rate of 15% per annum after             [day after date of the Indenture], 2006, until the principal hereof is paid or made available for payment. Interest will be computed on the basis of a 360 day year consisting of twelve 30-day months.

The interest that is so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the record date for such Interest Payment Date, which shall be the                          or                          [15 days prior to each Interest Payment date] (the “Regular Record Date”) (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee in accordance with Section 2.12 of the Indenture, notice whereof shall be given to Holders of Notes not less than 15 days prior to such special record date, or shall be paid in any other lawful manner not inconsistent with the requirements of any national securities exchange on which the Notes may then be listed.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:             ,

FOUNTAIN VIEW, INC.

By:
Name:
Title:

This is one of the [Global] Notes referred

to in the within-mentioned Indenture:

U.S. Bank National Association,
as Trustee

By:
Name:
Title:

(Back of Note)

SENIOR SUBORDINATED SECURED INCREASING RATE NOTES DUE 2008

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Subordinated Secured Increasing Rate Notes due 2008 (herein called the “Notes”), issued under an Indenture, dated as of             , 2003 (herein called the “Indenture”, which term shall have the meaning assigned to in such instrument), among the Company, the Subsidiaries acting as Guarantors and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the applicable Regular Record Date next preceding the Interest Payment Date, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal and interest with respect to Notes the Holders of which have given wire transfer instructions to the Company prior to the Regular Record Date will be required to be made by wire transfer of immediately available funds within the United States to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1.00 and integral multiples thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Security. The payment of principal of and interest on the Notes is secured by the Liens of the Security Documents pursuant to, and subject to the terms (including the provisions of Article 11) of the Indenture, the Security Agreement and the other Security Documents.

5. Subordination. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Debt.

6. Redemption. The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time and from time to time on or after the Effective Date and prior to Maturity, upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Notes to be redeemed at such Holder’s address appearing in the register of the Notes, in amounts of $1.00 (or such lesser amount if the entire principal amount of such Security is redeemed) or an integral multiple of $1.00, at the redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of Holders of record on the immediately preceding Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

7. Prepayments. Except as set forth in Paragraphs 7 and 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

8. Mandatory Prepayments. To the extent permitted by the terms of the Exit Facility, the Company shall be required to make mandatory redemptions of the Notes on a pro rata basis on the date which is 150 days following the end of each Fiscal Year of the Company (the “Excess Cash Flow Payment Date”) in an amount equal to 80% of the Excess Cash Flow for the Fiscal Year ended most recently prior to the applicable Excess Cash Flow Payment Date unless the amount of such Excess Cash Flow is less than $2.0 million, in which case no redemption from Excess Cash Flow shall be required. Any such mandatory redemption shall be made at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Excess Cash Flow Payment Date. The record date for such redemptions from Excess Cash Flow shall be the one hundred and thirty-fifth day following the end of the Company’s Fiscal Year.

9. Repurchase at Option of Holder.

(a) If there is a Change of Control, each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of such Holder’s Notes at an offer price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 15 Business Days following any Change of Control, the Company will mail a notice to each Holder describing the circumstances giving rise to the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

(b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes and to the extent required by the terms thereof, an offer to the holders of any other Indebtedness of the Company that is pari passu with the Notes or Indebtedness of a Restricted Subsidiary that is pari passu with its Subsidiary Guarantee and containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with proceeds of sales of assets (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes that may be purchased with the amount of Excess Proceeds allocated for the Notes at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds allocated for the Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

10. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. Notes in denominations larger than $1.00 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Company or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

12. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

13. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes under the Indenture and the Security Documents at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of at least 60% in aggregate principal amount of the then outstanding Notes. The Indenture also contains provisions permitting the Holders of at least 60% in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and the Security Documents and certain past defaults under the Indenture and its consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of the Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

14. Defaults and Remedies. Events of Default include in summary form: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal on the Notes; (iii) failure by the Company or any of its Subsidiaries to comply with Section 4.07, 4.11, 4.15 or Article 5 of the Indenture; (iv) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of the provisions of Section 4.08, 4.10 or 4.20 of the Indenture; (v) failure by the Company or any of its Subsidiaries for 60 days after written notice to comply with any of its other agreements in the Indenture, the Notes or the Security Documents; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided by the documents governing such Indebtedness, which default has not been waived or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness which has been not so paid or the maturity of which has been so accelerated, aggregates $5.0 million or more (other than Existing Indebtedness, the Exit Facility or the Senior Mortgage Loan, to the extent it is secured by or paid by the drawing against a letter of credit permitted to be issued under the Indenture); (vii) the receipt by the Collateral Agent of a written notice under the Collateral Agency Agreement from the Claims Agent to realize and foreclose upon the Collateral; (viii) failure by the Company or any Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary as set forth in the Indenture; (x) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid in any material respect or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (xi) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Liens on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 15 days after notice, or the enforceability thereof shall be contested by the Company or any Subsidiary Guarantor; (xii) failure of the Company to make, when due, any transfer, delivery, pledge, assignment or grant of Collateral required to be made by it and such failure continues unremedied for 10 Business Days after notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; or

(xiii) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid in any material respect or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries, that taken together would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least 60% in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of at least 60% in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

16. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other. identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Fountain View, Inc.

27442 Portola Parkway, Suite 200

Foothill Ranch, California 92010

Attention: Chief Executive Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below: (i) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                 to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE.

______________________________

Participant in a Recognized Signature

Guarantee Medallion Program

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Sections 3.09 and 4.11 or Section 4.15 of the Indenture, check the box below:

[_] Sections 3.09 and 4.11                     [_] Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Sections 3.09 and 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)
Tax Identification No:

SIGNATURE GUARANTEE.

Participant in a Recognized Signature
Guarantee Medallion Program

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/1/

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

DATE OF EXCHANGE	AMOUNT OF DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL NOTE	AMOUNT OF INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL NOTE	PRINCIPAL AMOUNT OF THIS GLOBAL NOTE FOLLOWING SUCH DECREASE (OR INCREASE)	SIGNATURE OF AUTHORIZED OFFICER OF TRUSTEE OR CUSTODIAN

/1/	This should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUBSIDIARY GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of                 , 2003 (the “Indenture”) among Fountain View, Inc., the Guarantors listed on the signature page thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

The terms of Article 11 of the Indenture are incorporated herein by reference.

Dated:

ALEXANDRIA CARE CENTER, INC.

By:
Name:
Title:

ALTA CARE CENTER, LLC

By:
Name:
Title:

ANAHEIM TERRACE CARE CENTER, LLC

By:
Name:
Title:

BAY CREST CARE CENTER, LLC

By:
Name:
Title:

BRIER OAK ON SUNSET, INC.

By:
Name:
Title:

CARSON SENIOR ASSISTED LIVING, LLC

By:
Name:
Title:

ELMCREST CARE CENTER, INC.

By:
Name:
Title:

FOUNTAIN VIEW SUBACUTE AND NURSING CENTER, INC.

By:
Name:
Title:

HALLMARK INVESTMENT GROUP, INC.

By:
Name:
Title:

HALLMARK REHABILITATION, LLC

By:
Name:
Title:

HALLMARK REHABILITATION, LP

By:
Name:
Title:

HANCOCK PARK REHABILITATION CENTER, INC.

By:
Name:
Title:

HANCOCK PARK SENIOR ASSISTED LIVING, INC.

By:
Name:
Title:

HEMET SENIOR ASSISTED LIVING, LLC

By:
Name:
Title:

LEASEHOLD RESOURCE GROUP, LLC

By:
Name:
Title:

MONTEBELLO CARE CENTER, LLC

By:
Name:
Title:

RIO HONDO SUBACUTE AND NURSING CENTER, INC.

By:
Name:
Title:

ROYALWOOD CARE CENTER, LLC

By:
Name:
Title:

SHARON CARE CENTER, LLC

By:
Name:
Title:

SKILLED HEALTHCARE, LLC

By:
Name:
Title:

SUMMIT CARE CORPORATION

By:
Name:
Title:

SUMMIT CARE MANAGEMENT TEXAS, LLC

By:
Name:
Title:

SUMMIT CARE PHARMACY, INC.

By:
Name:
Title:

SUMMIT CARE PHARMACY, INC.

By:
Name:
Title:

SUMMIT CARE TEXAS, LP

By:
Name:
Title:

SYCAMORE PARK CARE CENTER, INC.

By:
Name:
Title:

WOODLAND CARE CENTER, LLC

By:
Name:
Title:

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Fountain View, Inc. (or its permitted successor), a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of             , 2003 providing for the issuance of an aggregate principal amount of up to $             million of Senior Secured Increasing Rate Notes due 2008 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a)	Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)	the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the

Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)	in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b)	The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)	The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)	This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(e)	If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)	The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

(g)	As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

(h)	The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(i)	The obligations hereunder shall be subject to the subordination provisions set forth in Section 11.2 and Article 12 of the Indenture.

3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

4. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

(a)	The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

(i)	subject to Section 11.07 and 11.08 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein;

(ii)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(iii)	except in the case of a merger of a Guarantor with or into another Guarantor or a merger of a Guarantor with or into the Company, the Company would be permitted by virtue of the Company’s pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10 of the Indenture.

(b)	In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(c)	Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

5. Releases.

(a)	In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor (other than to the Company or another Guarantor), then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor (other than to the Company or another Guarantor)) or the entity acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any Obligations under its Subsidiary Guarantee and the Security Documents and any such acquiring entity will not be required to assume any Obligations of such Guarantor under the applicable Subsidiary Guarantee and the Security Documents; provided that such sale or other disposition complies with all applicable provisions of the Indenture including, without limitation, Section 4.11 hereof. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.11 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

(b)	Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

7. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                 ,

[Guaranteeing Subsidiary]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Trustee

By:
Name:
Title:

EXHIBIT D

FORM OF INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) is made and entered into as of this              day of                  2003, by and among CAPITALSOURCE FINANCE LLC (“CapitalSource”) as agent for itself and the other lenders under the Revolving Loan Agreement (as defined herein), CapitalSource as agent for itself and the other lenders under the Mezzanine Loan Agreement (as defined herein), U.S. BANK NATIONAL ASSOCIATION, as trustee for the Bondholders (as defined herein) under the Indenture (as defined herein) and as collateral agent for the Bondholders and the General Claim Holders (as defined herein),                 , as claims agent for the General Claim Holders (as defined herein),                 , as Term Loan B Lender (as defined herein) under the Term Loan Agreement (as defined herein), FOUNTAIN VIEW, INC., a Delaware corporation (“Company”) and each of the subsidiaries of the Company signatory hereto (Company and such subsidiaries each individually an “Obligor” and collectively the “Obligors”).

BACKGROUND

As an inducement for (a) Revolving Agent and Revolving Lenders (as those terms are defined herein) to provide secured credit facilities in favor of the Obligors in accordance with the Revolving Loan Agreements (as defined herein), (b) Mezzanine Agent and Mezzanine Lenders (as those terms are defined herein) to provide secured credit facilities in favor of the Mezzanine Loan Obligors (as defined herein) in accordance with the Mezzanine Loan Agreements (as defined herein), (c) Term Loan B Lender (as defined herein) to provide the financing evidenced by the Term Note B (as defined herein) in favor of the Term Loan B Obligors (as defined herein) in accordance with the Term Loan Agreements (as defined herein) and (d) as contemplated by the Plan of Reorganization (as defined herein), the Subordinated Collateral Agent (as defined herein) has agreed to enter into this Agreement to provide for subordination of (i) the General Claim Indebtedness (as defined herein) to the Senior Indebtedness (as defined herein) and (ii) Liens (as defined herein) in the assets of the Obligors granted to the Holders of Subordinated Indebtedness (as defined herein) to the Liens in such assets granted to Agent. In addition, (x) Mezzanine Agent and Term Loan B Lender have agreed to enter into this Agreement to provide for subordination of Liens in certain assets of the Obligors granted to Mezzanine Agent and Term Loan B Lender to the Liens in such assets granted to Revolving Agent and (y) Revolving Agent has agreed to enter into this Agreement to provide for subordination of Liens in certain assets of the Obligors granted to Revolving Agent to the Liens in such assets granted to Mezzanine Agent and Term Loan B Lender.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1. General Terms. For purposes of this Agreement, the following terms shall have the following meanings:

“Acceleration Event” shall have the meaning provided in the Claims Agent Agreement.

“Agent” shall mean, individually and collectively, the Revolving Agent, the Mezzanine Agent and the Term Loan B Lender.

“Agreements” shall mean, collectively, the Revolving Loan Agreements, the Mezzanine Loan Agreements, the Term Loan B Agreements, the Refinancing Senior Loan Agreements, if any, the Bondholder Agreements and the General Claim Agreements.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, 11 U.S.C. § 101, et seq.

“Bondholder Agreements” shall mean, collectively, the Indenture, the Bondholder Notes, the Collateral Agency Agreement (to the extent such agreement relates to the Bondholders) and all agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Bondholder Obligors or any other Person to, with or in favor of the Indenture Trustee, the Bondholders or the Subordinated Collateral Agent in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Bondholder Notes” shall mean the $                 aggregate amount of Senior Subordinated Increasing Rate Notes due 2008 issued pursuant to the Indenture.

“Bondholder Obligations” shall mean all debts, liabilities and obligations of any kind or nature owed to the Bondholders, the Indenture Trustee or the Subordinated Collateral Agent under the Bondholder Agreements.

“Bondholder Obligors” shall mean Obligors and any other obligors under the Bondholder Agreements from time to time and shall include their respective successors and assigns.

“Bondholders” shall mean the holders from time to time of the Bondholder Notes.

“Claims Agent” shall mean                  in its capacity as agent for the General Claim Holders under the Claims Agent Agreement.

“Claims Agent Agreement” shall mean that certain General Claim Holder Agency Agreement by and between                                      and the Company, made and entered into on or about the date of this Agreement.

“Class 10 Deferred Obligations” shall have the meaning provided in the Plan of Reorganization.

“Collateral” shall mean all of the property and interests in property, tangible or intangible, real or personal, now owned or hereafter acquired by the Obligors, in or upon which Agent at any time has a Lien, and including, without limitation, all proceeds and products of such property and interests in property. “Collateral” shall also include any asset or property of any Obligor upon which the Subordinated Collateral Agent has a Lien.

“Collateral Agency Agreement” shall mean that certain Collateral Agency Agreement by and among Subordinated Collateral Agent, the Indenture Trustee and the Claims Agent.

“Company” shall mean Fountain View, Inc., a Delaware corporation, and its successors and assigns.

“Continuing Creditor Deferred Obligations” shall have the meaning provided in the Plan of Reorganization.

“Creditors” shall mean, collectively, Agent, Lenders, Refinancing Senior Agent, Refinancing Senior Lenders, Indenture Trustee, Bondholders, Subordinated Collateral Agent, the Claims Agent, the General Claim Holders, and their respective successors and assigns.

“Default” shall have the meaning set forth in the Revolving Loan Agreement, Mezzanine Loan Agreement, the Term Loan Agreement (to the extent applicable to the Term Note B) and Refinancing Senior Loan Agreement, if any.

“Default Notice” shall have the meaning set forth in Section 2.2(a) hereof.

“Distribution” shall mean any payment, whether in cash, in kind, securities or any other property, or security for any such Distribution.

“Event” shall have the meaning set forth in Section 2.2(c) hereof.

“General Claim Agreements” shall mean, collectively, the provisions of the Plan of Reorganization which set forth the provisions of the General Claims, the Claims Agent Agreement, the Collateral Agency Agreement (to the extent such agreement relates to the General Claim Holders) and all agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Obligors or any other Person to, with or in favor of the Subordinated Collateral Agent, the Claims Agent or the General Claim Holders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“General Claim Holders” shall mean the holders of the General Claims and all of their respective successors and assigns.

“General Claim Indebtedness” shall mean the General Claims and all other principal, interest and other amounts payable or chargeable by the General Claim Holders in connection with the General Claim Agreements.

“General Claims” shall mean, collectively, the Class 10 Deferred Obligations, the Continuing Creditor Deferred Obligations and the Vendor Lien Obligations.

“Holders of Subordinated Indebtedness” shall mean collectively, the Subordinated Collateral Agent, the General Claim Holders, the Indenture Trustee and the Bondholders, and any other Person(s) at any time or in any manner acquiring any right or interest in any of the Subordinated Indebtedness, and any successor and assigns of such Person(s).

“Indenture” shall mean the Indenture dated as of                 , 2003 by the Company, as Issuer, the subsidiaries of the Company party thereto, as guarantors, and the Indenture Trustee, pursuant to which the Bondholder Notes were issued, as the same may be amended, supplemented, modified or restated from time to time.

“Indenture Default” shall mean a “Default” as defined in Section 1.01 of the Indenture.

“Indenture Trustee” shall mean U.S. Bank National Association, in its capacity as trustee for the Bondholders under the Indenture and its successors and assigns in such capacity.

“Lenders” shall mean the Revolving Lenders, the Mezzanine Lenders, the Term Loan B Lender and the Refinancing Senior Lenders.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

“Mezzanine Agent” shall mean CapitalSource Finance LLC in its capacity as agent under the Mezzanine Loan Agreement and its successors and assigns under the Mezzanine Loan Agreement.

“Mezzanine Lenders” shall mean the lenders from time to time under the Mezzanine Loan Agreement.

“Mezzanine Loan Agreement” shall mean the Mezzanine Loan Agreement dated                              , 2003 among Mezzanine Agent, the Mezzanine Lenders and the Mezzanine Loan Obligors as the same may be amended, supplemented, modified or restated from time to time.

“Mezzanine Loan Agreements” shall mean the Mezzanine Loan Agreement and the other Loan Documents (as that term is defined in the Mezzanine Loan Agreement).

“Mezzanine Loan Indebtedness” shall mean all “Indebtedness” as defined in the Mezzanine Loan Agreement.

“Mezzanine Loan Obligors” shall mean Obligors under the Mezzanine Loan Agreement.

“Mezzanine Loan/Term Loan B Priority Collateral” shall mean (i) the Collateral consisting of all leasehold mortgages of any Obligor until such time as the Revolving Loan Obligations (other than the Unmatured Surviving Obligations) have been paid in full and Revolving Lenders’ commitments to lend under the Revolving Loan Agreements have irrevocably terminated and (ii) thereafter, shall mean all Collateral.

“Obligations” shall mean, collectively, the Senior Indebtedness, the Refinancing Senior Loan Obligations, the Bondholder Obligations and the General Claim Indebtedness.

“Obligor” and collectively the “Obligors” shall have the meaning set forth in the introductory paragraph of this Agreement, and shall include and each other Person obligated as a borrower, guarantor or obligor under any of the Agreements from time to time, and all of their respective direct and indirect subsidiaries and successors and assigns.

“Person” shall mean an individual, a partnership, a limited liability company, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, or other entity or a government or any agency, instrumentality or political subdivision thereof.

“Plan of Reorganization” or “Plan” means Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated April 22, 2003, in Case No. LA 01-39678-BB through LA 01-39697-BB and LA 01-45516-BB, LA 01-45520-BB and LA 01-45525-BB, in the United States Bankruptcy Court for the Central District of California, Los Angeles Division, as amended and supplemented through the Closing Date.

“Pledged Securities” shall mean, collectively, all capital stock, partnership interest, membership interest or other equity interest of any kind in any Obligor (other than the Company) or in any subsidiary of any Obligor.

“Refinancing Senior Agent” shall mean the agent under any Refinancing Senior Loan Agreement, in its capacity as agent under such Refinancing Senior Loan Agreement and its successors and assigns under such Refinancing Senior Loan Agreement.

“Refinancing Senior Lenders” shall mean the lenders from time to time under the Refinancing Senior Loan Agreements.

“Refinancing Senior Loan Agreement” shall mean any loan agreement, credit agreement or other document entered into by Obligors in connection with the refinancing of all or any portion of any Senior Indebtedness, as the same may be amended, supplemented, modified or restated from time to time.

“Refinancing Senior Loan Agreements” shall mean, collectively, all agreements, documents and instruments now or at any time hereafter executed and/or delivered by any or any other Person to, with or in favor of the Refinancing Senior Lenders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, supplemented, modified or restated from time to time.

“Refinancing Senior Loan Obligations” shall mean all obligations of any kind or nature owed to the Refinancing Senior Lenders pursuant to the Refinancing Senior Loan Agreements.

“Refinancing Senior Loan Obligors” shall mean Obligors under the Refinancing Senior Loan Agreements from time to time and shall include their successors and assigns.

“Revolving Agent” shall mean CapitalSource Finance LLC in its capacity as agent under the Revolving Loan Agreement and its successors and assigns under the Revolving Loan Agreement.

“Revolving Lenders” shall mean the lenders from time to time under the Revolving Loan Agreements.

“Revolving Loan Agreement” shall mean the Revolving Credit and Security Agreement dated                          , 2003 among Revolving Agent, the Revolving Lenders and the Revolving Loan Obligors as the same may be amended, supplemented, modified or restated from time to time.

“Revolving Loan Agreements” shall mean the Revolving Loan Agreement and the other Loan Documents (as that term is defined in the Revolving Loan Agreement).

“Revolving Loan Obligations” shall mean all “Obligations” as defined in the Revolving Loan Agreement.

“Revolving Loan Obligors” shall mean Obligors under the Revolving Loan Agreements from time to time and shall include their successors and assigns.

“Revolving Loan Priority Collateral” shall mean (i) initially, all Collateral, other than the Mezzanine Loan/Term Loan B Priority Collateral until the Mezzanine Loan Obligations and Term Loan B Indebtedness (other than Unmatured Surviving Obligations) have been paid in full in cash and the Mezzanine Loan Agreements and Term Loan B Agreements have terminated and (ii) thereafter, shall mean all Collateral.

“Secured Lender Remedies” shall mean any action which results in the sale, foreclosure, realization upon, or a liquidation of any of the Collateral, including without limitation, the exercise of any remedies or rights of a “Secured Party” under Article 9 of the Uniform Commercial Code, such as, without limitation, the notification of account debtors.

“Senior Indebtedness” shall mean all Revolving Loan Obligations, Mezzanine Loan Indebtedness, Term Loan B Indebtedness and Refinancing Senior Loan Obligations of any kind owed by Obligors to Lenders and/or Agent from time to time under or pursuant to any of the Senior Lending Agreements including, without limitation, all principal, interest accruing thereon, charges, expenses, fees and other sums (including all interest, charges, expenses, fees and other sums accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligor) chargeable to Obligors by Lenders and/or Agent, and reimbursement, indemnity or other obligations due and payable to Lenders and/or Agent. Senior Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding the fact that such Senior Indebtedness or any claim for such Senior Indebtedness is subordinated, avoided or disallowed under the federal Bankruptcy Code or other applicable law. Notwithstanding the foregoing, so long as the Bondholder Obligations remain outstanding, (i) the amount of Revolving Loan Obligations, Mezzanine Loan Indebtedness or Term Loan B Indebtedness, respectively, in excess of the maximum amount of Senior Indebtedness permitted pursuant to the definition of “Revolving Credit Facility”, “Mezzanine Loan” or “B Note”, respectively, set forth in the Indenture as in effect on the date of this Agreement shall not constitute Senior Indebtedness under this Agreement, and (ii) the amount of Refinancing Senior Loan Obligations in excess of the amounts permitted pursuant to the Indenture as in effect on the date of this Agreement shall not constitute Senior Indebtedness under this Agreement.

“Senior Lending Agreements” shall mean, collectively, the Revolving Loan Agreements, the Mezzanine Loan Agreements, Term Loan B Agreements and the Refinancing Senior Loan Agreements.

“Subordinated Collateral Agent” shall mean U.S. Bank National Association, in its capacity as collateral agent for the Trustee and the Bondholders and the Claims Agent and the General Claim Holders and its successors and assigns in such capacity.

“Subordinated Indebtedness” shall mean the Bondholder Obligations, the General Claim Indebtedness and all principal, interest and other amounts payable or chargeable in connection with the Subordinated Lending Agreements.

“Subordinated Lending Agreements” shall mean, collectively the Bondholder Agreements and the General Claim Agreements.

“Term Loan Agreement” shall mean the Loan Agreement dated                      , 2003 among Column Financial, Inc.,                  as Term Loan B Lender and the Obligors thereto as the same may be amended, supplemented, modified or restated from time to time.

“Term Loan B Agreements” shall mean the Term Loan Agreement (as it relates to the Term Note B and the Term Note B Indebtedness), the Term Note B and the other Loan Documents (as that term is defined in the Term Loan Agreement) applicable to the Term Note B.

“Term Loan B Indebtedness” shall mean all “Debt”, as defined in the Term Loan Agreement, applicable to the Term Note B.

“Term Loan B Lender” shall mean                          in its capacity as the Lender with respect to the Term Note B issued pursuant to the Term Loan Agreement and its successors and assigns under the Term Loan Agreement.

“Term Loan B Obligors” shall mean Obligors under the Term Note B.

“Term Note B” shall mean that certain $10,000,000 Promissory Term Note B delivered in connection with and as more particularly described in the Term Loan Agreement.

“Unmatured Surviving Obligations” shall mean indemnity Obligations with respect to which no claim has been made and which pursuant to the provisions of the applicable Agreement survive termination of such Agreement.

“Vendor Lien Obligations” shall mean the obligations that are secured by the Vendor’s Lien.

“Vendor’s Lien” shall have the meaning provided in the Plan of Reorganization.

1.2. Other Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Revolving Loan Agreement as in effect on the date of this Agreement.

1.3. Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2. Covenants. Each Obligor, the Trustee, the Subordinated Collateral Agent and the Claims Agent (and, by virtue of receiving its Obligation pursuant to the Plan, each Bondholder and General Claim Holder are bound by the following covenants) hereby covenants that, until the Senior Indebtedness shall have been paid in full and the Lenders’ commitments to lend under the Senior Lending Agreements shall have been irrevocably terminated, all in accordance with the terms of the Senior Lending Agreements, each will comply with such of the following provisions as are applicable to it:

2.1. Transfers. Each Holder of Subordinated Indebtedness covenants that any transferee from it of any Subordinated Indebtedness shall be bound by the terms and conditions of this Agreement.

2.2. Payment Subordination Provisions. To induce Lenders and Agent to enter into the Senior Lending Agreements and to make loans and advances thereunder, notwithstanding any other provision of the Subordinated Indebtedness to the contrary, any Distribution with respect to the (x) Bondholder Obligations is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Senior Indebtedness outstanding from time to time in the manner set forth in the Indenture as in effect on the date of this Agreement and (y) General Claim Indebtedness is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Senior Indebtedness outstanding from time to time as hereafter set forth in this Agreement. Specifically, but not by way of limitation:

(a) Payments. Obligors shall make no Distribution on the General Claim Indebtedness until such time as the Senior Indebtedness (other than Unmatured Surviving Obligations) shall have been paid in full and the Senior Lending Agreements shall have been irrevocably terminated; provided, however, that so long as no Default or Event of Default shall have occurred under the Senior Lending Agreements or would occur after giving effect to such payment, Obligors may pay, and the Holders of General Claim Indebtedness may receive, payments on the General Claim Indebtedness in accordance with Payment Option 10B described in Section II.D.2. of the Plan.

Following the occurrence of a Default or an Event of Default under the Senior Lending Agreements, (i) Obligors shall make no Distribution on the General Claim Indebtedness and (ii) upon and after receipt by the Subordinated Collateral Agent of written notice of such Default or Event of Default from Agent (such notice, the “Default Notice”), no Holder of General Claim Indebtedness shall be entitled to receive or retain any such Distribution in respect of the General Claim Indebtedness, provided, further, that notwithstanding the foregoing restriction, Obligors may pay and the Holders of General Claim Indebtedness shall be entitled to receive and retain any payment which shall have become due and payable (on a non-accelerated basis) on or before the earliest to occur of (x) the date on which all such Defaults and/or Events of Default specified in the Default Notice shall have been cured or waived, or (y) payment in full in cash of all Senior Indebtedness (other than Unmatured Surviving Obligations) and the irrevocable termination of the Senior Lending Agreements.

(b) Limitation on Acceleration. During any period described in Section 2.2 (a) hereof in which a Distribution is not permitted to be made on General Claim Indebtedness, the Claims Agent shall not be entitled to accelerate the maturity of the General Claim Indebtedness, exercise any Secured Lender Remedies or commence any other action or proceeding to recover any amounts due or to become due with respect to its General Claim Indebtedness; provided, however, that the foregoing limitation on acceleration shall not be applicable following (x) the occurrence of an Event (as to which Section 2.2 (c) shall apply) or (y) following the maturity or acceleration of all Senior Indebtedness. In addition, no General Claim Holder shall be entitled to receive, and no Obligor shall make, any payment to such General Claim Holder that would violate the provisions of Section 2.2(a) above.

(c) Prior Payment of Senior Indebtedness in Bankruptcy, etc. In the

event of any insolvency or bankruptcy proceedings relative to any Obligor or any Obligor’s property, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, or, in the event of any court proceedings for voluntary liquidation, dissolution or other winding up of any Obligor or court-ordered distribution or marshalling of any Obligor’s assets or any composition with creditors of any Obligor, whether or not involving insolvency or bankruptcy, or if any Obligor shall cease its operations or no longer do business as a going concern other than any such event that is permitted pursuant to the Senior Loan Agreements (each individually or collectively, an “Event”), then all Senior Indebtedness shall be paid in full and satisfied in cash and the Senior Lending Agreements irrevocably terminated before any Distribution shall be made on account of any General Claim Indebtedness. Any such Distribution which would, but for the provisions hereof, be payable or deliverable in respect of the General Claim Indebtedness, shall be paid or delivered directly to Agent or its representatives, in the proportions in which the Holders of General Claim Indebtedness hold the same, until amounts owing upon Senior Indebtedness (other than Unmatured Surviving Obligations) shall have been paid in full in cash and the Senior Lending Agreements irrevocably terminated.

(d) Power of Attorney. To enable Agent to assert and enforce its rights hereunder in any proceeding referred to in Section 2.2(c) or upon the happening of any Event, Agent or any person whom it may designate is hereby irrevocably appointed attorney in fact for all Holders of General Claim Indebtedness with full power to act in the place and stead of each Holder of General Claim Indebtedness including the right to make, present, file and vote such proofs of claim against Obligors on account of all or any part of the General Claim Indebtedness as Agent may deem advisable if the holder thereof shall fail to do so within ten (10) business days of the applicable bar date and to receive and collect any and all dividends or other payments made thereon and to apply the same on account of the Senior Indebtedness. The Subordinated Collateral Agent on behalf of the General Claim Holders will execute and deliver to Agent such instruments as may be required by Agent to enforce any and all General Claim Indebtedness, to effectuate the aforesaid power of attorney and to effect collection of any and all dividends or other payments which may be made at any time on account thereof, and each Holder of General Claim Indebtedness hereby irrevocably appoints Agent as the lawful attorney and agent of such Holder of General Claim Indebtedness to execute financing statements on behalf of such Holder of General Claim Indebtedness and hereby further authorizes Agent to file such financing statements in any appropriate public office.

(e) Knowledge; Delivery of Default Notice. No Holder of any General Claim Indebtedness shall at any time be charged with knowledge of any of the events described in Section 2.2 (a) hereof or on such account be prohibited from receiving or retaining any Distribution or from taking any action regarding acceleration or the exercise of remedies, unless and until such Holder shall have received the Default Notice; provided, however, any Acceleration Event under the General Claim Agreements shall automatically constitute an Event of Default under the Senior Lending Agreements so that payments received by any Holder of General Claim Indebtedness following any such occurrence with respect to the General Claim Agreements of such Holder shall not be retained irrespective of the lack of receipt by such Holder of a Default Notice, unless (i) the Acceleration Event is waived by such Holder of General Claim Indebtedness, (ii) a copy of such waiver is given in writing by such Holder of

General Claim Indebtedness to Agent, and (iii) no Default Notice is thereafter forthcoming from Agent within five (5) Business Days following the giving of notice of the aforesaid waiver, in which event any Holder of General Claim Indebtedness may retain all Distributions previously or thereafter received, subject to the provisions of Section 2.2 (a).

Each Default Notice shall be deemed to be properly given by Agent or other holder of Senior Indebtedness to the Holders of General Claim Indebtedness if such Default Notice is delivered the Subordinated Collateral Agent in accordance with Section 4.7 hereof.

(f) Payments Held in Trust. Should any Distribution or the proceeds thereof, in respect of the General Claim Indebtedness, be collected or received by any Holder of General Claim Indebtedness or any Affiliate (as such term is defined in Rule 405 of Regulation C adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933) of any Holder of General Claim Indebtedness at a time when such Holder of General Claim Indebtedness is not permitted to receive any such Distribution or proceeds thereof including if same is collected or received when there is or would be after giving effect to such payment a Default or an Event of Default under the Senior Lending Agreements, then such Holder of General Claim Indebtedness will forthwith deliver, or cause to be delivered, the same to Agent in precisely the form held by such Holder of General Claim Indebtedness (except for any necessary endorsement) and until so delivered, the same shall be held in trust by such Holder of General Claim Indebtedness, or any such Affiliate, as the property of Agent and shall not be commingled with other property of the such Holder of General Claim Indebtedness or any such Affiliate.

(g) Subrogation. Subject to the prior payment in full of the Senior Indebtedness (other than Unmatured Surviving Obligations) and the irrevocable termination of the Senior Lending Agreements, to the extent that Agent has received any Distribution on the Senior Indebtedness which, but for this Agreement, would have been applied to the General Claim Indebtedness, Holders of General Claim Indebtedness shall be subrogated to the then or thereafter rights of Agent including, without limitation, the right to receive any Distribution made on the Senior Indebtedness until the principal of, interest on and other charges due under the General Claim Indebtedness shall be paid in full; and, for the purposes of such subrogation, no Distribution to Agent to which Holders of General Claim Indebtedness would be entitled except for the provisions of this Agreement shall, as between Obligors, its creditors (other than Agent) and Holders of General Claim Indebtedness, be deemed to be a Distribution by Obligors to or on account of Senior Indebtedness, it being understood that the provisions hereof are and are intended solely for the purpose of defining the relative rights of Holders of General Claim Indebtedness on the one hand, and Agent on the other hand.

(h) Scope of Subordination. The provisions of this Agreement are solely to define the relative rights of any Holder of General Claim Indebtedness and Agent. Nothing in this Agreement shall impair, as between Obligors and Holders of General Claim Indebtedness the unconditional and absolute obligation of Obligors to punctually pay the principal, interest and any other amounts and obligations owing under the General Claim Agreements in accordance with the terms thereof, subject to the rights of Agent under this Agreement.

(i) Vendor Lien Obligations. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit the payment of any Vendor Lien Obligations made in the ordinary course of business prior to the occurrence of an Event and holders of Vendor Lien Obligations may receive and retain any and all such payments.

3. Lien Priority Provisions

3.1. Acknowledgment of Lien. Each Creditor hereby agrees and acknowledges that the other Creditors have been granted a Lien upon the Collateral; provided that the Subordinated Collateral Agent acknowledges and agrees that it does not have, and shall not assert, a Lien upon any Pledged Securities.

3.2. Priority. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, the following shall be the relative lien priorities of the Creditors in the Collateral:

(a) Revolving Loan Priority Collateral.

(i) the Liens of Revolving Agent upon the Revolving Loan Priority Collateral have and shall have priority over the Liens upon the Revolving Loan Priority Collateral of each other Creditor and such Liens of each other Creditor shall be, in all respects, subject and subordinate to the Liens of Revolving Agent therein to the full extent of the Senior Indebtedness outstanding from time to time under the Revolving Loan Agreements; and

(ii) the Liens of Mezzanine Agent and Term Loan B Lender upon the Revolving Loan Priority Collateral have and shall have priority over the Liens upon the Revolving Loan Priority Collateral of Subordinated Collateral Agent and such Liens of Subordinated Collateral Agent shall be, in all respects, subject and subordinate to the Liens of Mezzanine Agent and Term Loan B Lender therein to the full extent of the Senior Indebtedness outstanding from time to time under the Mezzanine Loan Agreements and the Term Note B Agreements.

(b) Mezzanine Loan/Term Loan B Priority Collateral.

(i) the Liens of Mezzanine Agent and Term Loan B Lender upon the Mezzanine Loan/Term Loan B Priority Collateral have and shall have priority over the Liens upon the Mezzanine Loan/Term Loan B Priority Collateral of each other Creditor and such liens of each other Creditor are and shall be, in all respects, subject and subordinated to the Liens of Mezzanine Agent and Term Loan B Lender therein to the full extent of the Senior Indebtedness outstanding under the Mezzanine Loan Agreement and the Term Note B Agreements, and

(ii) the Liens of Revolving Agent upon the Mezzanine Loan/Term Loan B Priority Collateral have and shall have priority over the Liens upon the Mezzanine Loan/Term Loan B Priority Collateral of Subordinated Collateral Agent and such Liens of Subordinated Collateral Agent shall be, in all respects, subject and subordinate to the Liens of Revolving Agent therein to the full extent of the Senior Indebtedness outstanding from time to time under the Revolving Agreements.

(c) General. The Liens securing the Bondholder Obligations and the General Claim Indebtedness shall have the same priority and, as among the holders of such obligations, shall be administered in the manner set forth in the Collateral Agency Agreement.

(d) Refinancing Senior Loan Obligations. The Lien of any Refinancing Senior Agent and the related Refinancing Senior Lenders shall have the same priority as the Senior Indebtedness which is refinanced by the applicable Refinancing Senior Loan Obligations so long as, as between the Refinancing Senior Agent and the Refinancing Senior Lenders on the one hand and the Bondholders on the other hand, such Refinancing Senior Loan Obligations shall be in compliance with Section 4.10(i) and (ii) and the related definitions of the Indenture as in effect on the date of this Agreement.

3.3. No Alteration of Priority. The Lien priorities provided in Section 3.2 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of any of the Obligations, nor by any action or inaction which any Creditor may take or fail to take in respect of the Collateral.

3.4. Perfection.

(a) Each Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Creditor has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Creditors and shall not impose on Agent any obligation in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with perfected claims therein in favor of any other Person.

(b) Mezzanine Agent, Term Loan B Lender and Subordinated Collateral Agent agree that they will not contest the validity, perfection, priority or enforceability of the Liens of Revolving Agent upon the Revolving Loan Priority Collateral and that as between Revolving Agent on the one hand, and Mezzanine Agent, Term Loan B Lender and Subordinated Collateral Agent on the other hand, the terms of this Agreement shall govern even if part or all of the Revolving Loan Obligations or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise; provided, however, that, except as provided in Section 3.9 below, the terms, provisions and restrictions of this Agreement in favor of Revolving Agent shall be void and of no further force and effect upon the indefeasible payment and satisfaction in full of the Revolving

Loan Obligations (other than Unmatured Surviving Obligations) and the irrevocable termination of the Revolving Loan Agreements.

(c) Revolving Agent and Subordinated Collateral Agent agree that they will not contest the validity, perfection, priority or enforceability of the Liens of Mezzanine Agent and Term Loan B Lender upon the Mezzanine Loan/Term Loan B Priority Collateral and that as between Mezzanine Agent and Term Loan B Lender on the one hand, and Revolving Agent and Subordinated Collateral Agent on the other hand, the terms of this Agreement shall govern even if part or all of the Mezzanine Loan Indebtedness or the Term Loan B Indebtedness, as the case may be, or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise; provided, however, that, except as provided in Section 3.9 below, the terms, provisions and restrictions of this Agreement in favor of Mezzanine Agent and Term Loan B Lender shall be void and of no further force and effect upon the indefeasible payment and satisfaction in full of the Mezzanine Loan Indebtedness or the Term Loan B Indebtedness, as the case may be, (other than Unmatured Surviving Obligations) and the irrevocable termination of the Mezzanine Loan Agreement or the Term Note B Agreements, as the case may be.

3.5. Management of Collateral.

(a) Revolving Agent shall have the exclusive right to manage, perform and enforce the terms of the Revolving Loan Agreements with respect to the Revolving Loan Priority Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to enforce or settle insurance claims, take or retake control or possession of such Revolving Loan Priority Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral (but subject to the rights of the Holders of Subordinated Indebtedness in and to such Collateral and any proceeds thereof to the extent of any excess thereof over the amount of the applicable Senior Indebtedness). In connection therewith, Mezzanine Agent, Term Loan B Lender and Subordinated Collateral Agent each waive any and all rights to affect the method or challenge the appropriateness of any action by Revolving Agent.

(b) Mezzanine Agent and Term Loan B Lender shall have the exclusive right to manage, perform and enforce the terms of the Mezzanine Loan Agreement and the Term Loan Agreement, collectively, with respect to the Mezzanine Loan/Term Loan B Priority Collateral and to exercise and enforce all privileges and rights thereunder according to their discretion and the exercise of their business judgment, including, without limitation, the exclusive right to enforce or settle insurance claims, take or retake control or possession of such Mezzanine Loan/Term Loan B Priority Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral (but subject to the rights of the Holders of Subordinated Indebtedness in and to such Collateral and any proceeds thereof to the extent of any excess thereof over the amount of the applicable Senior Indebtedness). In connection therewith, Revolving Agent and Subordinated Collateral Agent each waive any and all rights to affect the method or challenge the appropriateness of any action by Mezzanine Agent or Term Loan B Lender.

3.6. Sale of Collateral.

(a) Notwithstanding anything to the contrary contained in any of the Agreements, only Revolving Agent shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Revolving Loan Priority Collateral; provided, however, that the Obligors acknowledge that any such transfer that violates the term of the Indenture will be an Indenture Default. Mezzanine Agent, Term Loan B Lender and Subordinated Collateral Agent will, immediately upon the receipt of a written request of Revolving Agent, release or otherwise terminate their respective Liens upon the Collateral, to the extent such Revolving Loan Priority Collateral is sold or otherwise disposed of either by Revolving Agent or the Obligors with the consent of Revolving Agent pursuant to the terms of the Revolving Loan Agreements, and Mezzanine Agent, Term Loan B Lender and Subordinated Collateral Agent will immediately deliver such release documents as Revolving Agent may require in connection therewith (but subject to the rights of such Creditors in and to such Collateral and any proceeds thereof to the extent of any excess thereof over the amount of the applicable Senior Indebtedness).

(b) Notwithstanding anything to the contrary contained in any of the Agreements, only Mezzanine Agent and Term Loan B Lender shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Mezzanine Loan/Term Loan B Priority Collateral; provided, however, that the Obligors acknowledge that any such transfer that violates the term of the Indenture will be an Indenture Default. Revolving Agent and Subordinated Collateral Agent will, immediately upon the receipt of a written request of Mezzanine Agent or Term Loan B Lender, release or otherwise terminate their respective Liens upon the Collateral, to the extent such Mezzanine Loan/Term Loan B Priority Collateral is sold or otherwise disposed of either by Mezzanine Agent or Term Loan B Lender or the Obligors with the consent of Mezzanine Agent and Term Loan B Lender pursuant to the terms of the Mezzanine Loan Agreement and Term Loan Agreement, respectively, and Revolving Agent and Subordinated Collateral Agent will immediately deliver such release documents as Mezzanine Agent or Term Loan B Lender may require in connection therewith (but subject to the rights of such Creditors in and to such Collateral and any proceeds thereof to extent of any excess thereof over the amount of the applicable Senior Indebtedness).

3.7. Secured Lender Remedies.

(a) In no event shall any Holder of Subordinated Indebtedness exercise any Secured Lender Remedies until such time as the Senior Indebtedness (other than Unmatured Surviving Obligations) shall have been paid in full in cash and the Senior Lending Agreements irrevocably terminated; nor shall any Holder of Subordinated Indebtedness join in, solicit any other person to, or act to cause the commencement of, any case involving any Obligor under any state or federal bankruptcy or insolvency laws or seek the appointment of a receiver for the affairs or property of any Obligor until such time as the Senior Indebtedness (other than Unmatured Surviving Obligations) shall have been paid in full in cash and the Senior Lending Agreements shall have been irrevocably terminated. In the event any Holder of Subordinated Indebtedness shall receive any payment or distribution of any kind representing proceeds of any Collateral as to which its Lien in the Collateral is or is required to be subordinated to the Lien of

Agent, before the Senior Indebtedness (other than Unmatured Surviving Obligations) shall have been paid in full in cash and the Senior Lending Agreements irrevocably terminated, such sums shall be held in trust by such Holder of Subordinated Indebtedness for the benefit and on account of Agent and such amounts shall be paid to Agent for application to the then unpaid Senior Indebtedness.

(b) In no event shall Mezzanine Agent or Term Loan B Lender exercise any Secured Lender Remedies against the Revolving Loan Priority Collateral until such time as the Revolving Loan Obligations (other than Unmatured Surviving Obligations) shall have been paid in full in cash and the Revolving Loan Agreements irrevocably terminated; nor shall Mezzanine Agent or Term Loan B Lender join in, solicit any other person to, or act to cause the commencement of, any case involving any Revolving Loan Obligor under any state or federal bankruptcy or insolvency laws or seek the appointment of a receiver for the affairs or property of any Revolving Loan Obligor until such time as the Revolving Loan obligations (other than Unmatured Surviving Obligations) shall have been paid in full in cash and the Revolving Loan Agreements shall have been irrevocably terminated. In the event Mezzanine Agent or Term Loan B Lender shall receive any payment or distribution of any kind representing proceeds of any Collateral as to which their Lien in the Collateral is or is required to be subordinated to the Lien of Revolving Agent, before the Revolving Loan Obligations (other than Unmatured Surviving Obligations) shall have been paid in full in cash and the Revolving Loan Agreements irrevocably terminated, such sums shall be held in trust by Mezzanine Agent or Term Loan B Lender, as the case may be, for the benefit and on account of Revolving Agent and such amounts shall be paid to Revolving Agent for application to the then unpaid Revolving Loan Obligations.

(c) In no event shall Revolving Agent exercise any Secured Lender Remedies against the Mezzanine Loan/Term Loan B Priority Collateral until such time as the Mezzanine Loan Indebtedness (other than Unmatured Surviving Obligations) and the Term Loan B Indebtedness (other than Unmatured Surviving Obligations) shall have been paid in full in cash and the Mezzanine Loan Agreements and the Term Loan B Loan Agreements irrevocably terminated; nor shall Revolving Agent join in, solicit any other person to, or act to cause the commencement of, any case involving any Mezzanine Loan Obligor or Term Loan B Obligor under any state or federal bankruptcy or insolvency laws or seek the appointment of a receiver for the affairs or property of any Mezzanine Loan Obligor or Term Loan B Obligor until such time as the Mezzanine Loan Indebtedness (other than Unmatured Surviving Obligations) and the Term Loan B Indebtedness (other than Unmatured Surviving Obligations) shall have been paid in full in cash and the Mezzanine Loan Agreements and the Term Loan B Loan Agreements shall have been irrevocably terminated. In the event Revolving Agent shall receive any payment or distribution of any kind representing proceeds of any Collateral as to which its Lien in the Collateral is or is required to be subordinated to the Lien of Mezzanine Agent or Term Loan B Lender, before the Mezzanine Loan Indebtedness (other than Unmatured Surviving Obligations) and the Term Loan B Indebtedness (other than Unmatured Surviving Obligations) shall have been paid in full in cash and the Mezzanine Loan Agreements and the Term Loan B Loan Agreements irrevocably terminated, such sums shall be held in trust by Revolving Agent for the benefit and on account of Mezzanine Agent or Term Loan B Lender, as the case may be, and such amounts shall be paid to Mezzanine Agent or Term Loan B Lender, as the case may be, for application to the then unpaid Mezzanine Loan Indebtedness or the Term Loan B Indebtedness, as the case may be.

3.8. Waiver of Marshaling. Each Creditor waives any right to compel any marshaling of any of the Collateral.

3.9. Refinancing Senior Loan Obligations. Notwithstanding anything to the contrary contained in this Agreement, if the Senior Indebtedness is satisfied with proceeds of any Refinancing Senior Loan Documents, then the Refinancing Senior Loan Agent and Refinancing Senior Loan Lenders party to such Refinancing Senior Loan Documents shall be entitled to the benefit of and subject to the obligations imposed by all of the provisions of this Agreement with respect to the Senior Indebtedness which was refinanced by such Refinancing Senior Loan Obligations, and each reference to the Agent shall refer to the Refinancing Senior Loan Agent and each reference to the Lenders shall be refer to the Refinancing Senior Loan Lenders.

4. Miscellaneous.

4.1. Survival of Rights. The right of Agent to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of the Obligors or Agent, including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Senior Indebtedness or noncompliance by the Obligors with such provisions, regardless of the actual or imputed knowledge of such holder of the Senior Indebtedness.

4.2. Amendments to Lending Agreements. Nothing contained in this Agreement, or in any other agreement or instrument binding upon any of the parties hereto, shall, in any manner limit or restrict the ability of Agent from increasing or changing the terms of the loans under the Senior Lending Agreements, or to otherwise waive, amend or modify the terms and conditions of the Senior Lending Agreements, in such manner as Agent and the Obligors shall mutually determine. Revolving Agent, Mezzanine Agent and Term Loan B Lender (as among each other) and Subordinated Collateral Agent hereby consent to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, releases of Revolving Loan Priority Collateral or Mezzanine Loan/Term Loan B Priority Collateral or other accommodations granted by the Agent to any Obligor from time to time, and agrees that none of such actions shall in any manner affect or impair the relative Lien priorities and subordination established by this Agreement in respect of the indebtedness payable under the Indenture and the General Claim Agreements; provided, that neither the Trustee nor the Subordinated Collateral Agent consent to any replacement of Senior Indebtedness with Refinancing Senior Indebtedness in violation of the Indenture; provided further that Revolving Agent, Mezzanine Agent and Term Loan B Lender acknowledge that so long as the Bondholders Obligations remain outstanding, any increase in the amount of Revolving Loan Obligations, Mezzanine Loan Indebtedness or Term Loan B Indebtedness, respectively, in excess of the maximum amount of Senior Indebtedness permitted pursuant to the definition of “Revolving Credit Facility”, “Mezzanine Loan” or “B Note”, respectively, set forth in the Indenture as in effect on the date of this Agreement shall not constitute Senior Indebtedness under this

Agreement.

4.3. Amendments to Subordinated Lending Agreements. So long as the Senior Lending Agreements remain in effect, no Obligor shall enter into any amendment to or modification of any of the Subordinated Lending Agreements which increases the principal amount of indebtedness thereunder, increases the interest rate charged thereunder, accelerates the maturity date of any payment of principal or interest or increases any fees or other compensation payable thereunder without the prior written consent of Agent, or amends any event of default or any other material covenant or agreement of any Obligor thereunder or in respect thereof in a manner materially adverse to the holders of the Senior Indebtedness, without the prior written consent of Agent; provided that the provisions of this Section 4.3 shall not apply to any Vendor Lien Obligation, which shall be adjusted, modified and otherwise dealt with by the Company and the Obligors in the ordinary course of their dealings with the Vendor Lien Obligations. The Subordinated Collateral Agent, Indenture Trustee and Claims Agent hereby acknowledge that the Obligors shall not enter into any amendment or modification to the Subordinated Lending Agreements which is restricted by this Section 4.3.

4.4. Bankruptcy Financing Issues. This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against any Obligor under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof. All references herein to any Obligor shall be deemed to apply to such Obligor as debtor-in-possession and to a trustee for such Obligor. If any Obligor shall become subject to a proceeding under the Code, and if Agent or Lenders shall desire to permit the use of cash collateral or to provide post-petition financing from the Lenders to the Obligors under the Code, Holders of Subordinated Indebtedness agree as follows: (1) adequate notice to any Holder of Subordinated Indebtedness shall be deemed to have been provided for such post-petition financing if the Subordinated Collateral Agent receives notice thereof at least five (5) Business Days (or such shorter notice as is given to Agent) prior to the earlier of (a) any hearing on a request to approve such post-petition financing, or (b) the date of entry of an order approving the same; and (2) no objection will be raised by any Holder of Subordinated Indebtedness to any such use of cash collateral or such post-petition financing from Lenders on the grounds of a failure to provide adequate protection for such Holder of Subordinated Indebtedness’s junior Lien, provided that each Holder of Subordinated Indebtedness is granted a junior Lien on the post-petition Collateral

4.5. Insurance Proceeds. Proceeds of the Collateral include insurance proceeds, and therefore, notwithstanding the terms set forth in the Senior Lending Agreements or Subordinated Lender Agreements, the priorities set forth in Section 3.2 govern the ultimate disposition of casualty insurance proceeds. Agent, as the holder of a senior security interest on the Collateral insured shall have the sole and exclusive right, as against Holders of Subordinated Indebtedness, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of such Collateral. All proceeds of such insurance shall inure to Agent, to the extent of Lenders’ and Agent’s claim, and Holders of Subordinated Indebtedness shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds to Lenders and Agent. In the event Agent, in its sole discretion or pursuant to agreement with Obligors, permits Obligors to utilize the proceeds of insurance to replace Collateral, the consent of Agent thereto shall be deemed to include the consent of Holders of Subordinated Indebtedness.

4.6. Notice of Default and Certain Events. Each Creditor shall undertake in good faith to notify the other Creditors of the occurrence of any of the following as applicable:

(a) the acceleration of amounts owing by the Obligors under the Revolving Loan Agreements, Mezzanine Loan Agreements, the Term Loan B Agreements, Bondholder Agreements and the General Claim Agreements, as applicable;

(b) the payment in full by the Obligors (whether as a result of refinancing or otherwise) of all amounts owing by the Obligors under the Revolving Loan Agreements, Mezzanine Loan Agreements, the Term Note B Agreements, Bondholder Agreements and the General Claim Agreements, as applicable; or

(c) the sale or liquidation by any Creditor of, or realization by any Creditor upon, any of the Collateral (other than a sale, liquidation or realization in the ordinary course of business of the Obligors).

The failure of any party to give such notice shall not affect the relative Lien priorities as provided in this Agreement.

4.7. Notices, Etc. Any notice or other communication required or permitted to be given by this Agreement or by applicable law shall be in writing and shall be deemed to have been duly given or made when received, with confirmation of receipt or delivery by such carrier or courier: (a) by hand delivery (to the person or department if one is specified below); or (b) by Federal Express or other national overnight carrier for next-day delivery, and in each case addressed as set forth on Schedule 1 to this Agreement, or such additional or different addresses as such party may designate by notice for subsequent notice and communication.

4.8. Binding Effect; Other. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable and shall remain in full force and effect until the Senior Indebtedness (other than Unmatured Surviving Obligations) shall have been satisfied or paid in full in cash and the Senior Lending Agreements shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of the Obligors with regard to the Senior Indebtedness or the Refinancing Senior Loan Obligations are rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Obligors, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for the Obligors or any substantial part of their property, or otherwise, all as though such payments had not been made. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

4.9. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each party hereto. Neither this Agreement nor any portion hereof may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by each party hereto. Any waiver of this Agreement by Agent shall be limited solely to the express terms and provisions of such waiver. Each party to this Agreement acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and/or provisions of this Agreement.

4.10. General Claim Holder Covenants. The General Claim Holders, by accepting their General Claims pursuant to the Plan of Reorganization agree that they are Holders of Subordinated Indebtedness that is indebtedness under the General Claim Agreements and the Liens which secure or will secure such Subordinated Indebtedness. Pursuant to the Plan of Reorganization all General Claim Holders, by accepting their General Claim shall be bound by the provisions of this Agreement.

5. Representations and Warranties.

(a) Indenture Trustee represents and warrants to Agent that Indenture Trustee and the Bondholders are the holders of the Subordinated Indebtedness that is indebtedness under the Bondholder Agreements and the Liens which secure or will secure such Subordinated Indebtedness. Indenture Trustee represents and warrants that, pursuant to the Indenture, all Bondholders are bound by the provisions of this Agreement. Indenture Trustee also agrees that upon request from Agent, Indenture Trustee shall provide Agent with a list of Bondholders. Indenture Trustee further warrants to Agent and Subordinated Collateral Agent that it has full right, power and authority to enter into this Agreement and it is a legally valid and binding obligation of Indenture Trustee, enforceable against Indenture Trustee in accordance with its terms.

(b) Subordinated Collateral Agent warrants to Agent and Indenture Trustee that it has full right, power and authority to enter into this Agreement and it is a legally valid and binding obligation of Subordinated Collateral Agent, enforceable against Subordinated Collateral Agent in accordance with its terms.

(c) Claims Agent warrants to Agent and Indenture Trustee that it has full right, power and authority to enter into this Agreement and it is a legally valid and binding obligation of Claims Agent, enforceable against Claims Agent in accordance with its terms.

(d) Subordinated Collateral Agent agrees upon Agent’s request to execute and file an amendment to any financing statement or mortgage, trust deed or other encumbrance now on file which covers Collateral to the effect that the same is subject to the terms of this Agreement, and agrees to so mark any extension of such financing statements, or any financing statement or mortgage, trust deed or other encumbrance filed by Subordinated Collateral Agent on Collateral in the future.

(e) Agent represents and warrants to Subordinated Collateral Agent that Agent is the holder of the Senior Indebtedness and Liens which secure or will secure the Senior Indebtedness. Agent agrees that it shall not assign or transfer any of the Senior Indebtedness or Liens without (i) prior notice being given to Subordinated Collateral Agent and (ii) such assignment or transfer being made expressly subject to the terms and provisions of this Agreement. Agent further warrants to Subordinated Collateral Agent that it has full right, power and authority to enter into this Agreement and, to the extent Agent is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties.

(f) Revolving Agent, Mezzanine Agent and Term Loan B Lender agree that, as among each other, they shall not assign or transfer any of the Senior Indebtedness or Liens without (i) prior notice being given to the other holders of Senior Indebtedness and (ii) such assignment or transfer being made expressly subject to the terms and provisions of this Agreement.

6. Refinancing. The rights of the Lenders set forth in this Agreement as against each Holder of Subordinated Indebtedness shall remain in full force and effect without regard to, and shall not be impaired by any refinancing of any of the Senior Indebtedness, other than such as would cause all or any portion of such Senior Indebtedness to fail to meet the definition of “Senior Indebtedness”.

7. Governing Law; Jurisdiction; Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law provisions (other than Section 5-1401 of the New York General Obligation Law). Any judicial proceeding with respect to any of the rights or obligations hereunder, this Agreement or any related agreement may be brought in any federal or state court of competent jurisdiction located in the City of New York, State of New York (any such court, individually a “New York Court,” and all such courts collectively, the “New York Courts”), provided nothing in this Agreement shall be deemed or operate to preclude Agent from bringing suit or taking other legal action to the extent, but only to the extent, it is required to bring suit in such jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent (any such court and any New York Court, individually a “Qualified Court” and collectively, the “Qualified Courts”), and provided, further that the parties hereto acknowledge that any appeals from a Qualified Court may have to be heard by a court located outside of the jurisdiction where such Qualified Court sits. By execution and delivery of this Agreement, each Creditor and Obligor (i) accepts the non-exclusive jurisdiction of the Qualified Courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with Section 4.7 hereof and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder in any Qualified Court and agrees not to assert any defense to an action brought in any Qualified Court based on lack of jurisdiction, venue or convenience. Any judicial proceedings against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, or related to or connected with this Agreement or any of the Senior Lending Agreements, shall be brought only in a New York Court. All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

8. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS EVIDENCED OR CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

9. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the undersigned have entered into this Agreement this      day of                         , 2003.

CAPITALSOURCE FINANCE LLC, as Revolving Agent

By:
Name:
Title:

CAPITALSOURCE FINANCE LLC, as Mezzanine Agent

By:
Name:
Title:

, as Term Loan B Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Subordinated Collateral Agent

By:
Name:
Title:

, as Claims Agent

By:
Name:
Title:

FOUNTAIN VIEW, INC., Company

By:
Name:
Title:

[OBLIGORS]

By:
Name:
Title:

EXHIBIT E

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of                         , 2003 (this “Security Agreement”), among FOUNTAIN VIEW, INC., a Delaware corporation (the “Company”), the undersigned Subsidiaries of the Company (the Company and such undersigned Subsidiaries are sometimes collectively referred to herein as “Grantors” and individually as a “Grantor”); and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent (the “Collateral Agent”) for the benefit of (i)                          as agent (the “Claims Agent”) for the holders of Class 10 Claims (the “Class 10 Holders”) and the Vendor Claims (the “Vendor Claim Holders”), (ii) the Class 10 Holders, (iii) the Vendor Claim Holders, (iv) U.S. Bank National Association, as trustee (together with its successors in such capacity the “Trustee”) under the Indenture, dated as of                         , 2003 (the “Indenture”), pursuant under which Company shall issue $                     in aggregate principal amount of the Company’s Senior Subordinated Secured Increasing Notes due 2008 (the “Notes”) to the Bondholders (the “Bondholders”), and (v) the Bondholders.

W I T N E S S E T H:

A. The Company and certain of its subsidiaries filed for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the “Bankruptcy Court”); and

B. By order, dated                         , 2003, the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated April 22, 2003, in Case No. LA 01-39678BB through LA 01-39697BB and LA 01-45516BB, LA 01-45520BB and LA 01-45525BB, in the United States Bankruptcy Court for the Central District of California, Los Angeles Division, as such may be modified, amended or supplemented from time to time (the “Plan”), has been approved in accordance with section 1129 of the Bankruptcy Code and such Plan has become effective as of                         , 2003; and

C. As part of the Plan, the Company has agreed, inter alia, to issue $                     million principal amount of Senior Subordinated Secured Increasing Rate Notes (the “Notes”) to holders of the Company’s outstanding 11¼% Senior Subordinated Notes due 2008 (the “Old Notes”) in exchange for all of the Company’s outstanding Old Notes and obligations thereunder; and

D. As part of the Plan, the Company has also agreed to grant Liens on the Collateral and secure the Notes, the Class 10 Claims (as defined in the Plan) and the Vendor Claim Holders (as defined in the Plan).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Indenture or Annex A attached hereto. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

2. GRANT OF LIEN.

(a) To secure the prompt and complete payment, performance and observance of all of the Obligations, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Collateral Agent, for the benefit of the Claims Agent, the Class 10 Holders and the Vendor Claim Holders and for the benefit of the Trustee and the Bondholders, a Lien upon all of its right, title and interest in, to and under the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located which is used in the conduct of the pharmaceutical business and the physical therapy business of the Company and its Subsidiaries (all of which being hereinafter collectively referred to as the “Collateral”):

(i) all tangible personal property, including without limitation all present and future Inventory and Equipment (other than items of Equipment which are or become Fixtures);

(ii) all intangible personal property, including without limitation all present and future Accounts, securities, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments, Deposit Accounts, Letter-of-Credit Rights and Supporting Obligations, commercial tort claims, rights to the payment of money or other forms of consideration of any kind, including, without limitation, Payment Intangibles, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

(iii) all present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof; provided, however, that the Collateral shall not include any rights under any Government Contract of any Grantor or in the related Government Account where the taking of such security interest would be a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, § 203 or Title 41, § 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law; and

(iv) any and all additions to any of the foregoing, and any and all replacements, products and Proceeds (including insurance proceeds) of any of the foregoing.

Notwithstanding the foregoing provisions of this Section 2, such grant of a security interest shall not extend to, and the term “Collateral” shall not include, (x) any General Intangible, contract, agreement or document of any Grantor to the extent that (i) such General

Intangible, contract, agreement or document is not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law, which applicable law includes Section 9-408 of the Code), without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term “Collateral” shall include, each of the following: (a) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to, the enforcement or collection of, any Account or right to the payment of money, (b) any and all proceeds of any General Intangible, contract, agreement or document that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, contract, agreement or document, such General Intangible, contract, agreement or document as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term “Collateral”; (y) any asset of any Grantor to the extent that (i) such asset is subject to a contract, agreement or document otherwise permitted pursuant to the Indenture, which contract, agreement or document restricts the grant of such security interest (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the other party to such contract, agreement or document, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term “Collateral” shall include, each of the following: (a) any and all proceeds of any asset that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (b) upon obtaining the consent of the other party to any such contract, agreement or document with respect to any such otherwise excluded asset, such asset as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term “Collateral” ; and (z) any Permit of any Grantor to the extent that the assignment of such Permit would violate the law applicable to such Permit, or materially impair the validity of such Permit. Each Grantor shall use all reasonable efforts (which shall not include the unreasonable expenditure of funds) to obtain any such required consent.

3. COLLATERAL AGENT’S RIGHTS: LIMITATIONS ON COLLATERAL AGENT’S OBLIGATIONS.

(a) It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses, to observe and perform in all material respects all the conditions and obligations to be observed and performed by it thereunder. Collateral Agent shall have no obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Collateral Agent of any payment relating to any Contract or License pursuant hereto. Collateral Agent shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Collateral Agent may, at any time after an Event of Default has occurred and be continuing, notify (i) Account Debtors owing Accounts to Grantors other than Medicaid/Medicare Account Debtors that their Accounts have been assigned to Collateral Agent and to collect such Accounts directly in its own name and to charge reasonable collection costs and expenses, including reasonable attorney’s fees, to Grantors, and (ii) Medicaid/Medicare Account Debtors that Grantors have waived any and all defenses and counterclaims they may have or could interpose in any such action or procedure brought by Collateral Agent to obtain a court order recognizing the collateral assignment or security interest and lien of Collateral Agent in and to any Account or other Collateral payable by Medicaid/Medicare Account Debtors and that Collateral Agent is seeking or may seek to obtain a court order recognizing the collateral assignment or security interest and lien of Collateral Agent in and to all Accounts and other Collateral payable by Medicaid/Medicare Account Debtors. Upon the request of Collateral Agent, at any time after an Event of Default has occurred and is continuing, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Collateral Agent’s rights under this Section 3(b), shall be subject to the provisions of the General Intercreditor Agreement.

(c) Collateral Agent may at any time in Collateral Agent’s own name or in the name of any Grantor communicate with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper and/or payment intangibles to verify with such Persons, to Collateral Agent’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper and/or payment intangibles.

4. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

(a) Such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Liens.

(b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Collateral Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Lien.

(c) This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Collateral Agent, for the benefit of Claims Agent, Class 10 Holders, Trustee and Bondholders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Such Lien is prior to all other Liens, except Permitted Liens, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers (but not creditors of such purchasers) and lessees in the ordinary course of business). All action by any Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken or shall be promptly taken.

(d) As of the Effective Date, Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper constituting Collateral of each Grantor. All action by any Grantor necessary or desirable to protect and perfect the Lien of Collateral Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Collateral Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken; provided so long as the General Intercreditor Agreement shall be in effect, no Grantor shall be required to deliver such collateral to Collateral Agent under this Section 4(d). The Lien of Collateral Agent, for the benefit of Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee and Bondholders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Liens, and is enforceable as such against any and all creditors of and purchasers from any Grantor.

(e) Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto.

(f) With respect to the Accounts constituting Collateral, (i) Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; and (ii) to each Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor’s books and records and any invoices, statements with respect thereto. Further with respect to the Accounts (x) the amounts shown on all invoices and statements are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Accounts; and (z) to each Grantor’s knowledge, all Account Debtors have the capacity to contract. Notwithstanding anything in this Section 4(f) to the contrary, the failure of any Account to satisfy the representations contained in the of this Section 4(f) shall not constitute misrepresentation unless Accounts having an aggregate face amount of $250,000 or greater fail to comply with the representations contained in this Section 4(f).

(g) With respect to any Inventory constituting Collateral, (i) such Inventory is located as of the Effective Date at one of the applicable Grantor’s locations set forth on Schedule III hereto, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without at least thirty (30) days prior written notice to Collateral Agent and after Grantors have completed all reasonable action requested by Collateral Agent in connection therewith required to continue the perfection of any Liens in favor of Collateral Agent, on behalf of itself, Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee and Bondholders, in any Collateral; provided that any such new location shall be in the continental United States, (iii) the applicable Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Collateral Agent, for the benefit of Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee and Bondholders, and except for Permitted Liens, (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition, and (v) the completion of manufacture, sale or other disposition of such Inventory by Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject. Notwithstanding anything in this Section 4(g) to the contrary, the failure of any Inventory to satisfy the representations contained in the of this Section 4(g) shall not constitute misrepresentation unless Inventory having an aggregate face amount of $250,000 or greater fail to comply with the representations contained in this Section 4(g).

(h) As of the Effective Date, no Grantor has any interest in, or title to, any Patent, Trademark or Copyright constituting Collateral except as set forth in Schedule IV hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the financing statements listed on Schedule I hereto, and filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office, perfected Liens in favor of Collateral Agent on each Grantor’s material Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers (but not creditors of such purchasers) from any Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Collateral Agent’s Lien on each Grantor’s material Patents, Trademarks or Copyrights shall have been duly taken.

5. COVENANTS. Each Grantor covenants and agrees with Collateral Agent, for the benefit of Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee and Bondholders, that from and after the date of this Security Agreement and until the Termination Date:

(a) Further Assurances.

(i) At any time and from time to time, upon the written request of Collateral Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Collateral Agent may deem desirable to perfect the security interest herein granted, including (A) using commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any License or Contract held by such Grantor, and (B) filing any financing or continuation statements under the Code.

(ii) Upon written request of Collateral Agent, each Grantor shall deliver to Collateral Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (other than checks received in the ordinary course of business, which shall be delivered to Collateral Agent or into a lockbox or Deposit

Account with respect to which the Grantor has entered into a control agreement with Collateral Agent and the related bank) (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Grantor receives the same.

(iii) If requested by Collateral Agent, each Grantor shall obtain or use commercially reasonable efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Grantor shall in all instances obtain signed acknowledgements of Collateral Agent’s Liens from bailees having possession of any Grantor’s Goods that they hold for the benefit of Collateral Agent.

(iv) If requested by Collateral Agent in writing, each Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

(v) Unless otherwise restricted by the Exit Facility, upon the occurrence of a Default, each Grantor shall obtain a blocked account, lockbox or similar agreement, as applicable, with each bank or financial institution holding a Deposit Account for such Grantor.

(vi) Unless otherwise restricted by the Exit Facility, if requested by Collateral Agent, each Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify Collateral Agent thereof and enter into a tri-party agreement with Collateral Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Collateral Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Collateral Agent.

(vii) Unless otherwise restricted by the Exit Facility, if requested by Collateral Agent, each Grantor shall take all steps necessary to grant Collateral Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(viii) Each Grantor hereby irrevocably authorizes Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor which is used in the conduct of the pharmaceutical business and the physical therapy business of the Company and its Subsidiaries, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (y) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to promptly furnish any such information as Collateral Agent shall request in writing. Each Grantor also ratifies its authorization for Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ix) Each Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Collateral Agent of any commercial tort claim (as defined in the Code) acquired by it, and if requested by the Collateral Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Collateral Agent a Lien in such commercial tort claim; provided that no Grantor shall be in default of this provision for failure to notify of any commercial tort claims unless the value of all commercial tort claims of Grantors for which no notice has been given hereunder shall be $250,000 or more.

(b) Maintenance of Records. Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.

(c) Covenants Regarding Patent, Trademark and Copyright Collateral.

(i) Grantors shall notify Collateral Agent immediately if they know or have reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Collateral Agent prior written notice thereof, and, upon request of Collateral Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Collateral Agent may request to evidence Collateral Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii) Grantors shall take all actions necessary or requested by Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the material Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, each at Grantor’s expense.

(iv) In the event that any of the material Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(v) of this Security Agreement. Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Collateral Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d) Indemnification. In any suit, proceeding or action brought by Collateral Agent relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Collateral Agent harmless from and against all reasonable expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except to the extent such expense, loss, or damage is attributable solely to the negligence or willful misconduct of Collateral Agent as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Collateral Agent or Trustee, Bondholders, Claims Agent, Class 10 Holders or Vendor Claim Holders.

(e) Compliance with Terms of Accounts, etc. Each Grantor will perform and comply in all material respects with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f) Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any material Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Collateral Agent in and to any of such Grantor’s rights under the Collateral against the material claims and demands of all Persons whomsoever, in each case defended in accordance with Collateral Agent’s request and at Grantor’s expense.

(g) Limitations on Disposition. No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Indenture.

(h) Further Identification of Collateral. Grantors will, if so requested by Collateral Agent, furnish to Collateral Agent, as often as Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in such detail as Collateral Agent may reasonably specify.

(i) Notices. Grantors will advise Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder and (iii) updates of any of the schedules to this Security Agreement to the extent necessary to keep them accurate on an ongoing basis in all material respects.

(j) No Reincorporation. Without limiting the prohibitions on mergers involving the Grantors contained in the Indenture, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof or change its name without providing 30 days prior written notice to Collateral Agent and taking all action necessary to maintain the perfection of the security interests in accordance with this Security Agreement.

(k) Terminations; Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Collateral Agent and agrees that it will not do so without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

(l) Authorized Terminations. Collateral Agent will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with the Indenture.

6. COLLATERAL AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT. On the Closing Date each Grantor shall execute and deliver to Collateral Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the termination of this Security Agreement in accordance with its terms. The powers conferred on Collateral Agent under the Power of Attorney are solely to protect Collateral Agent’s interests (for the benefit of Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee and Bondholders) in the Collateral and shall not impose any duty upon Collateral Agent, Trustee or Claims Agent to exercise any such powers. Collateral Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Collateral Agent shall account for any moneys received by Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Collateral Agent, Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee or Bondholders shall have any duty as to any Collateral, and Collateral Agent, Claims Agent, Class 10 Holders, Trustee and Bondholders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF COLLATERAL AGENT, CLAIMS AGENT, CLASS 10 HOLDERS, VENDOR CLAIM HOLDERS, TRUSTEE OR BONDHOLDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE

RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7. REMEDIES: RIGHTS UPON DEFAULT.

(a) In addition to all other rights and remedies granted to it under this Security Agreement, the Indenture, the other Security Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Collateral Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Collateral Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Collateral Agent, the Claims Agent, the Class 10 Holders and the Vendor Claim Holders and for the benefit of the Trustee and the Bondholders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Collateral Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Collateral Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Collateral Agent’s request, to assemble the Collateral and make it available to Collateral Agent at a place or places designated by Collateral Agent which are reasonably convenient to Collateral Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Until Collateral Agent is able to effect a sale, lease or other disposition of Collateral, Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Collateral Agent. Collateral Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Collateral Agent. Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Collateral Agent’s remedies (for the benefit of the Claims Agent and the Class 10 Holders and the Vendor Claim Holders and for the benefit of the Trustee and the Bondholders), with respect to such appointment without prior notice or hearing as to such appointment. Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Collateral Agency Agreement, and only after so paying over such net proceeds, and after the payment by Collateral Agent of any other amount required by any provision of law, need Collateral Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Collateral Agent, Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee or Bondholders arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the negligence or willful misconduct of Collateral Agent or Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee or Bondholders as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days’ prior notice by Collateral Agent to Grantor of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable attorneys’ fees and other expenses incurred by Collateral Agent or Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee or Bondholders to collect such deficiency.

(b) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c) Neither Collateral Agent nor the Trustee shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither Collateral Agent nor Trustee shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Security Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Collateral Agent, Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee or Bondholders, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Collateral Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, for the benefit of Collateral Agent, Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee and

Bondholders, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. LIMITATION ON COLLATERAL AGENT’S DUTY IN RESPECT OF COLLATERAL. Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Collateral Agent shall have no other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Collateral Agency Agreement.

12. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Indenture and the other Security Documents which, taken together, set forth the complete understanding and agreement of Collateral Agent, Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee, Bondholders and Grantors with respect to the matters referred to herein and therein.

13. NO WAIVER: CUMULATIVE REMEDIES. None of Collateral Agent or Trustee or Claims Agent shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Collateral Agent and then only to the extent therein set forth. A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Collateral Agent or Trustee or Claims Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Collateral Agent and Grantors.

14. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15. TERMINATION OF THIS SECURITY AGREEMENT; RELEASE OF COLLATERAL.

(a) Subject to Section 10 hereof, this Security Agreement shall terminate as set forth in Section 7.08 of the Collateral Agency Agreement and the Collateral shall be released from the Lien created hereby upon payment and performance in full of the Obligations (other than contingent indemnification obligations for which no claims have been asserted). Upon such termination, and at the request and sole expense of the Grantors, Collateral Agent shall execute and deliver such documents as the Grantors shall reasonably request to evidence such termination.

(b) If any Collateral shall be sold, conveyed, or disposed of in compliance with the provisions of the Indenture, the Lien of the Collateral Agent pursuant to this Security Agreement on such Collateral shall be released automatically. Collateral Agent shall execute deliver such documents as any Grantor shall reasonably request at the cost of Grantor to evidence such release.

(c) If any Grantor (other than the Company) shall cease to be a Subsidiary of the Company in a transaction that complies with the provisions of the Indenture, then such Grantor shall automatically cease to be a Grantor under this Security Agreement and shall be releases from all of its obligations under this Security Agreement and the Collateral of such Grantor shall be release from the created hereby. Collateral Agent shall execute deliver such documents as the Company or such Grantor shall reasonably request at the cost of Grantor to evidence such release.

16. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Collateral Agent, for the benefit of Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee and Bondholders, hereunder, inure to the benefit of Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee and Bondholders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Collateral Agent, for the benefit of Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee and Bondholders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

17. COUNTERPARTS. This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

18. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTORS, COLLATERAL AGENT, CLAIMS AGENT, CLASS 10 HOLDERS, VENDOR CLAIM HOLDERS, TRUSTEE AND BONDHOLDERS PERTAINING TO THIS SECURITY AGREEMENT OR THE INDENTURE OR ANY OF THE OTHER SECURITY DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS, PROVIDED, THAT COLLATERAL AGENT, THE CLAIMS AGENT, CLASS 10 HOLDERS, VENDOR CLAIM HOLDERS, TRUSTEE AND BONDHOLDERS AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF COLLATERAL AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY NEW YORK COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NQN CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT

SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH ON SCHEDULE III TO THE SECURITY AGREEMENT OR AT SUCH OTHER ADDRESS AS SUCH GRANTEE SHALL STATE IN NOTICES DELIVERED PURSUANT TO THE COLLATERAL AGENCY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

19. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG COLLATERAL AGENT, CLAIMS AGENT, CLASS 10 HOLDERS, TRUSTEE, BONDHOLDERS AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

20. SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

22. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and, Section 19. with its counsel.

23. BENEFIT OF HOLDERS. All Liens granted or contemplated hereby shall be for the benefit of Collateral Agent for the benefit of Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee and Bondholders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Collateral Agency Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

FOUNTAIN VIEW, INC.

By:

Name:

Ttile:

[GUARANTORS

By:

Name:

Ttile:	]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:

Name:

Ttile:

SCHEDULE A

“Account Debtor” means any Person who may become obligated to any Grantor under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounts” shall mean all “accounts” (as defined in the Code) of any Grantor, including without limitation, accounts, accounts receivables, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, Instruments, General Intangibles or Chattel Paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Agreements” shall mean, collectively, the Revolving Credit Facility, the Refinancing Senior Loan Agreements, if any, the Bondholder Agreements and the General Claim Agreements.

“Bank Midwest Amended and Restated Note” means the amended and restated promissory note(s) in an aggregate maximum principal amount not to exceed $5,633,333 to be issued by New Woodlands Entity to Bank Midwest, N.A. pursuant to the Plan, the repayment of which is secured by that certain deed of trust and security agreement dated December 1, 1993 and assigned to Bank Midwest by instrument dated July 17, 2001.

“Bergen Note” means the promissory note in a principal amount of $             to be issued by Summit Care Pharmacy to AmerisourceBergen Drug Corporation (or its designee) pursuant to the Plan, the repayment of which is secured by Liens contained in that certain security agreement dated March 29, 2001.

“Bondholder Agreements” shall mean, collectively, the Indenture, the Notes, the Collateral Agency Agreement (to the extent such agreement relates to the Bondholders) and all agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Bondholder Obligors or any other Person to, with or in favor of the Indenture Trustee, the Bondholders or the Collateral Agent in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Bondholder Obligations” shall mean all debts, liabilities and obligations of any kind or nature owed to the Bondholders, the Indenture Trustee or the Collateral Agent under the Bondholder Agreements.

“Bondholder Obligors” shall mean Obligors and any other obligors under the Bondholder Agreements from time to time and shall include their respective successors and assigns.

“Bondholders” shall have the meaning assigned in the Preamble to this Security Agreement.

Sch. A-1

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“CapitalSource” shall mean CapitalSource Finance LLC, a Delaware limited liability company.

“Chattel Paper” means any “chattel paper” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Grantor.

“Claims Agency Agreement” shall mean that certain General Claim Holder Agency Agreement by and between              and the Company, made and entered into on or about the date of this Agreement.

“Class 10 Deferred Obligations” shall have the meaning provided in the Plan of Reorganization.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term in the Security Agreement and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral Agent” shall have the meaning assigned in the Preamble to this Security Agreement.

“Collateral Agency Agreement” shall mean that certain Collateral Agency Agreement by and among the Company, the Subsidiaries party thereto, the Claims Agent, the Trustee and the Collateral Agent.

Sch. A-2

“Continuing Creditor Deferred Obligations” shall have the meaning provided in the Plan of Reorganization.

“Contracts” shall mean all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Control Letter” means a letter agreement between Collateral Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Grantor, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Grantor, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Grantor, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Collateral Agent, on behalf of Claims Agent, the Class 10 Holders and the Vendor Claim Holders and for the benefit of the Trustee and the Bondholders, on such financial assets, and agrees to follow the instructions or entitlement orders of Administrative Agent without further consent by the affected Grantor.

“Copyright License” shall mean any and all rights now owned or hereafter acquired by any Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registration and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Deposit Account” shall mean all bank or other depository accounts of any Grantor.

“Documents” means all “documents” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located.

“Equipment” means all “equipment” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located and, in any event, including all such Grantor’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together-with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes

Sch. A-3

for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Exit Facility” means the Revolving Credit Facility and the Mezzanine Loan Facility.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Grantor.

“General Claim Agreements” shall mean, collectively, the provisions of the Plan of Reorganization which set forth the provisions of the General Claims, the Claims Agency Agreement, the Collateral Agency Agreement (to the extent such agreement relates to the General Claim Holders) and all agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Obligors or any other Person to, with or in favor of the Collateral Agent, the Claims Agent or the General Claim Holders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“General Claim Holders” shall mean the holders of the General Claims and all of their respective successors and assigns.

“General Claim Obligations” shall mean the General Claims and all principal, interest and other amounts payable or chargeable in connection with the General Claim Agreements.

“General Claims” shall mean, collectively, the Class 10 Deferred Obligations, the Continuing Creditor Deferred Obligations and the Vendor Lien Obligations.

“General Intangibles” means all “general intangibles” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including all right, title and interest that such Grantor may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor.

Sch. A-4

“General Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the date hereof by and among CapitalSource Finance LLC (“CapitalSource”), a Delaware limited liability company, as agent for itself and the other lenders under the Revolving Credit Facility, CapitalSource as agent for itself and the other lenders under the Mezzanine Loan Facility, the Collateral Agent, the Trustee,             , as claims agent,             , as Term Loan B Lender, the Company and each of the Obligors signatory thereto.

“Goods” means all “goods” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Government Accounts” shall be defined to mean all Accounts arising out of or with respect to any Government Contract.

“Government Contracts” shall be defined to mean all contracts with any Government Authority, and all amendments thereto.

“Governmental Authority” shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

“Indebtedness” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (including reimbursement obligations with respect thereto) (other than letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are fully cash collateralized using funds provided by the Exit Facility), (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements), (v) every Capital Lease Obligation of such Person, (vi) Hedging Obligations of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, Guarantor or otherwise. The “amount” or “principal amount” of Indebtedness at any time of determination as used herein will be (a) the maximum principal amount thereof in the case of any contingent Indebtedness, (b) the accreted value thereof, in the case of any Indebtedness issued at a price that is less than the principal amount at maturity thereof, and (c) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. In no event shall “Indebtedness” include any trade payable or accrued expenses arising in the ordinary course of business which are not more than 180 days past due or which are being contested in good faith and by appropriate proceedings.

Sch. A-5

“Indenture Trustee” shall mean U.S. Bank National Association, in its capacity as trustee for the Bondholders under the Indenture and its successors and assigns in such capacity.

“Instruments” means all “instruments” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

“Inventory” shall mean all “inventory” (as defined in the Code) of any Grantor now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Investment Property” means all “investment property” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Grantor, including the rights of any Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Grantor; (iv) all commodity contracts of any Grantor; and (v) all commodity accounts held by any Grantor.

“Letter-of-Credit Rights” means all “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

“License” shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Grantor.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Mezzanine Loan Facility” means a $23,000,000 aggregate principal amount term loan facility provided by             , pursuant to that certain Mezzanine Loan Agreement dated             , 2003 between              and the borrowers thereunder, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such may be amended, modified, renewed, refunded, replaced (within 2 Business Days) or refinanced, but not increased, from time to time.

Sch. A-6

“New Woodlands Entity” means, collectively, The Woodlands Resource Management, LP, a Delaware limited partnership, and The Woodlands Healthcare Center, LP, a Delaware limited partnership.

“Non-Recourse Debt” means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, except, in each case, for any environmental indemnity and non-recourse carve-outs not broader than those provided for in the Senior Mortgage Loan.

“Notes” shall have the meaning assigned in the Preamble to this Security Agreement.

“Obligations” means the Bondholder Obligations and the General Claim Obligations.

“Obligor” and collectively the “Obligors” mean the Company and each of its subsidiaries that are signatories to the General Intercreditor Agreement, and shall include each other Person obligated as a borrower, guarantor or obligor under any of the Agreements from time to time, and all of their respective direct and indirect subsidiaries and successors and assigns.

“Patent License” shall mean rights under any written agreement now owned or hereafter acquired by any Grantor granting any right with respect to any invention on which a patent is in existence.

“Patents” shall mean all of the following in which any Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Permitted Liens” means (i) Liens on assets of the Company, any of its Restricted Subsidiaries or any of the Guarantors securing the Exit Facility, the Senior Mortgage Loan, the Woodlands Place Note or the Union Bank Note; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property or assets existing at the time of acquisition thereof or the acquisition of a Person owning such property or assets by the Company or any Restricted Subsidiary of the Company,

Sch. A-7

provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the acquired property and accessions and additions thereto and proceeds thereof; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bond or other obligations of a like nature Incurred in the ordinary course of business; (vi) Liens to secure Capital Lease Obligations and mortgage financing or purchase money obligations of the type (but without reference to any restrictions on amount) described in clause (viii) of Section 4.10 of the Indenture that are permitted to be Incurred pursuant to the terms of the Indenture covering only the assets acquired with such Indebtedness and proceeds thereof, provided, however, that (a) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such a Lien is created within 180 days of the construction, acquisition or improvement of such property and does not extend to or cover any other property other than such item of property and any improvements or accessions thereto and proceeds thereof and (c) the Incurrence of such Indebtedness is otherwise permitted by the Indenture; (vii) Liens existing on the date of the Indenture listed on Schedule V thereto; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (x) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xi) Liens on the assets of New Woodlands Entity securing the Bank Midwest Amended and Restated Note; (xii) Liens on the assets of Summit Care Pharmacy securing the Bergen Note; (xiii) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (i), (iii), (iv), (vi), (vii), (xi) and (xii) so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured is not increased; (xiv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (xv) Liens on assets or Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

“Permits” shall mean collectively all licenses, leases, powers, permits, franchises, certificates, authorizations, approvals, certificates of need, provider numbers and other rights.

“Person” shall mean an individual, a partnership, a limited liability company, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, or other entity or a government or any agency, instrumentality or political subdivision thereof.

Sch. A-8

“Proceeds” means “proceeds” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Grantor against third parties (i) for past, present or future infringement of any Patent or Patent License or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Revolving Credit Facility” means the revolving credit facilities in an outstanding aggregate principal amount not to exceed $37,000,000 evidenced by (i) the Revolving Credit and Security Agreement dated as of             , 2003, by and among the Guarantors, the Company and CapitalSource Finance LLC, and (ii) the Revolving Credit and Security Agreement dated as of             , 2003, by and among the borrowers thereunder, and CapitalSource, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such may be amended, modified, renewed, refunded, replaced (within 2 Business Days) or refinanced, but not increased, from time to time.

“Refinancing Senior Lenders” shall mean the lenders from time to time under the Refinancing Senior Loan Agreements.

“Refinancing Senior Loan Agreements” shall mean, collectively, all agreements, documents and instruments now or at any time hereafter executed and/or delivered by any or any other Person to, with or in favor of the Refinancing Senior Lenders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, supplemented, modified or restated from time to time.

“Senior Mortgage Loan” means that certain loan issued pursuant to that certain Loan Agreement between Column Financial, Inc., a Delaware corporation and the borrowers thereunder, in an outstanding aggregate principal amount not to exceed $95,000,000, including any related guarantees, collateral documents, instruments and agreements, as such may be amended, modified, renewed, refunded, replaced (within 2 Business Days) or refinanced, but not increased, from time to time.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

Sch. A-9

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Summit Care Pharmacy” means Summit Care Pharmacy, Inc., a Restricted Subsidiary of the Company.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Property.

“Trademark License” shall mean rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to use any Trademark.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Uniform Commercial Code Jurisdiction” means any jurisdiction that had adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

“Union Bank Note” means that certain Amended and Restated Commercial Promissory Note dated April 1, 2001 issued by [Summit Care Corporation] to Union Bank of California, N.A. with an outstanding principal balance of $823,333.04 on the date of the Indenture and secured by certain real and personal property located in Burbank, California, pursuant to that certain Extension and Modification Agreement and Modification of Deed of Trust dated April 1, 2001.

“Vendor Lien Obligations” shall mean the obligations that are secured by the Vendor’s Lien.

“Vendor’s Lien” shall have the meaning provided in the Plan of Reorganization.

Sch. A-10

“Woodlands Place Note” is that certain promissory note in the original principal amount of $1,887,866.62 and to be issued by New Woodlands Entity to Woodlands Place Nursing Center, L.P. pursuant to the Plan, the repayment of which is secured by that certain Warranty Deed with Vendor’s Lien dated December 1, 1993.

Sch. A-11

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by Fountain View, Inc., a Delaware corporation [or Insert Subsidiary name] (“Grantor”), to U.S. Bank National Association (hereinafter referred to as “Attorney”), as Collateral Agent for the benefit of Claims Agent, Class 10 Holders, Vendor Claim Holders, Trustee and Bondholders, under that certain Security Agreement, dated as of             , 2003, and other related documents (as amended from time to time, the “Security Documents”). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below (but Collateral Agent shall be required to request to such Person that it is entitled to take such action pursuant to the Security Agreement), or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is subject to that certain Intercreditor Agreement dated as of                          , 2003, by and among CapitalSource Finance LLC, a Delaware limited liability company, as agent for itself and the other lenders under the Revolving Credit Facility, CapitalSource as agent for itself and the other lenders under the Mezzanine Loan Facility, the Collateral Agent,             , as claims agent,             , as Term Loan B Lender, the Company and each of the Obligors signatory thereto, and to the extent that any provisions contained herein are inconsistent, the Intercreditor Agreement shall control. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect the Lien of Attorney granted pursuant to the Security Agreement, and without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property other than those being contested by Grantor in accordance with the Security Agreement; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such

Exh. A-1

suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (f) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (g) to file such financing statements and amendments thereto and continuation statements with respect to the Security Agreement, as Collateral Agent may deem appropriate to perfect the security interest in the collateral granted pursuant to the Security Agreement; and (h) execute, in connection with any sale provided for in any Security Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this             day of             , 2003.

[INSERT NAME]

By:
Name: Title:

NOTARY PUBLIC CERTIFICATE

On this              day of             , 2001, [officer’s name] who is personally known to me appeared before me in his/her capacity as the [title] of [            ] (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of U.S. Bank National Association to which this Certificate is attached.

Notary Public

Exh. A-2

SCHEDULE I

EXISTING AFFILIATE TRANSACTIONS

SCH I-1

SCHEDULE II

GUARANTORS

Summit Care Corporation

Summit Care Pharmacy, Inc.

Alexandria Care Center, Inc.

Brier Oak on Sunset, Inc. Elmcrest Care Center, Inc.

Hancock Park Rehabilitation Center, Inc.

Hancock Park Senior Assisted Living, Inc.

Fountain View Subacute and Nursing Center, Inc.

Rio Hondo Subacute and Nursing Center, Inc.

Sycamore Park Care Center, Inc.

Anaheim Terrace Care Center, LLC

Bay Crest Care Center, LLC

Alta Care Center, LLC

Royalwood Care Center, LLC

Sharon Care Center, LLC

Woodland Care Center, LLC

Carson Senior Assisted Living, LLC

Hemet Senior Assisted Living, LLC

Montebello Care Center, LLC

Summit Care Texas, LP

Summit Care Management Texas, LLC

Hallmark Investment Group, Inc.

Hallmark Rehabilitation, LLC

Hallmark Rehabilitation, LP

Leasehold Resource Group, LLC

Skilled Healthcare, LLC

SCH II-1

SCHEDULE III

MEZZANINE LOAN BORROWERS

SHG Property Resources, LLC

SHG Investments, LLC

SCH III-1

SCHEDULE IV

PERMITTED JOINT VENTURES

APS – Summit Care Pharmacy, L.L.C.

SCHEDULE V

EXISTING LIENS

SCH V-1

None

SCHEDULE VI

REVOLVING CREDIT FACILITY BORROWERS

Borrowers:

Carehouse Healthcare Center, LLC

Devonshire Care Center, LLC

The Earlwood, LLC

Fountain Care Center, LLC

Fountain Senior Assisted Living, LLC

Spring Senior Assisted Living, LLC

Valley Healthcare Center, LLC

Villa Maria Healthcare Center, LLC

Willow Creek Healthcare Center, LLC

Texas Cityview Care Center, LP

Clairmont Beaumont, LP

Clairmont Longview, LP

The Clairmont Tyler, LP

Colonial New Braunfels Care Center, LP

Colonial Tyler Care Center, LP

Coronado Nursing Center, LP

Hallesttsville Rehabilitation and Nursing Center, LP

Texas Heritage Oaks Nursing and Rehabilitation Center, LP

Hospitality Nursing and Rehabilitation Center, LP

Monument Rehabilitation and Nursing Center, LP

Oak Crest Nursing Center, LP

Flatonia Oak Manor, LP

Oakland Manor Nursing Center, LP

Southwood Care Center, LP

Town and Country Manor, LP

West Side Campus of Care, LP

Comanche Nursing Center, LP

Guadalupe Valley Nursing Center, LP

Briarcliff Nursing and Rehabilitation Center, LP

Live Oak Nursing Center, LP

SCH VI-1

SCHEDULE VII

SENIOR MORTGAGE LOAN BORROWERS

California Secured Resources, LLC

Texas Secured Resources, LLC

SHG Secured Resources, LP

Carehouse Healthcare Center, LLC

Devonshire Care Center, LLC

The Earlwood, LLC

Fountain Care Center, LLC

Fountain Senior Assisted Living, LLC (Ashton Court)

Spring Senior Assisted Living, LLC

Valley Healthcare Center, LLC

Villa Maria Healthcare Center, LLC

Willow Creek Healthcare Center, LLC

Texas Cityview Care Center, LP

Clairmont Beaumont, LP

Clairmont Longview, LP

The Clairmont Tyler, LP

Colonial New Braunfels Care Center, LP

Colonial Tyler Care Center, LP

Coronado Nursing Center, LP

Hallesttsville Rehabilitation and Nursing Center, LP

Texas Heritage Oaks Nursing and Rehabilitation Center, LP

Hospitality Nursing and Rehabilitation Center, LP

Monument Rehabilitation and Nursing Center, LP

Oak Crest Nursing Center, LP

Flatonia Oak Manor, LP

Oakland Manor Nursing Center, LP

Southwood Care Center, LP

Town and Country Manor, LP

West Side Campus of Care, LP

Comanche Nursing Center, LP

Guadalupe Valley Nursing Center, LP

Briarcliff Nursing and Rehabilitation Center, LP

Live Oak Nursing Center, LP

SCH VII-1